UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Baudax bio, INC.

(Name of Registrant as Specified In Its Charter)

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490 Lapp Road
Malvern, PA 19355
2023 ANNUAL MEETING OF SHAREHOLDERS
To be Held on June 2, 2023

April 28, 2023

Dear Shareholder:

We are pleased to invite you to attend Baudax Bio, Inc.’s, or Baudax Bio’s, or the Company’s, 2023 Annual Meeting of Shareholders, or Annual Meeting, which will be held at 9:00 a.m., Eastern Time, on Friday, June 2, 2023. We have decided to hold the Annual Meeting virtually this year. We believe that hosting the Annual Meeting virtually enables greater shareholder attendance and participation and improves our ability to communicate effectively with our shareholders. The Annual Meeting can be accessed via the Internet at: www.virtualshareholdermeeting.com/BXRX2023.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of 2023 Annual Meeting of Shareholders, or Notice, and 2023 Annual Meeting Proxy Statement, or Proxy Statement. Other than the proposals described in the Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.

If you have any questions with respect to voting, please call our President and Chief Executive Officer, Gerri Henwood, at (484) 395-2470.

Sincerely,

Wayne Weisman	Gerri Henwood
Chairman of the Board	Director, President and Chief Executive Officer

THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE
FIRST BEING MADE AVAILABLE ON OR ABOUT April 28, 2023.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

You are invited to attend Baudax Bio’s Annual Meeting. At the Annual Meeting, shareholders will vote:

•
to elect two director nominees that are set forth in the attached Proxy Statement to serve as Class I directors, whose terms will expire in 2026;
•
to ratify the selection of EisnerAmper LLP, or EisnerAmper, as our independent registered public accounting firm for the 2023 fiscal year; and
•
to approve the Amended and Restated 2019 Equity Incentive Plan to increase the number of shares of our common stock available for issuance thereunder by 300,000 shares.

Shareholders also will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

MEETING INFORMATION

Date:	June 2, 2023
Time:	9:00 a.m. Eastern Time
Location:	Via the Internet www.virtualshareholdermeeting.com/BXRX2023
Record Date:	You can vote if you were a shareholder of record on April 21, 2023.

Your vote matters. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Jillian Dilmore Corporate Controller & Corporate Secretary April 28, 2023

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. This Proxy Statement and the proxy card are being mailed to our shareholders on or about April 28, 2023. This Proxy Statement and our 2022 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2022 Annual Report, including the financial statements, please send your request to President and Chief Executive Officer, Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355.

Summary Information

To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our 2022 Annual Report in full.

Summary of Shareholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation
Proposal 1: Election of Class I Directors for a Three-Year Term Expiring in 2026 Andrew Drechsler Gerri Henwood	Page 38	✓ FOR
Proposal 2: Ratification of Appointment of EisnerAmper as our Independent Registered Public Accounting Firm for 2023	Page 38	✓ FOR
Proposal 3: Amended and Restated 2019 Equity Incentive Plan to increase the number of shares of our common stock available for issuance thereunder by 300,000 shares	Page 38	✓ FOR

Our Director Nominees

You are being asked to vote on the election of Andrew Drechsler and Gerri Henwood as Class I directors, each to serve for three-year terms expiring at our 2026 Annual Meeting of Shareholders. The number of members of our Board is currently set at six members and is divided into three classes, each of which has a three-year term. Class I, Class II and Class III each consist of two directors.

The term of office of our Class I directors expires at the Annual Meeting. We are nominating Andrew Drechsler and Gerri Henwood for re-election at the Annual Meeting to serve until the 2026 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes cast by our shareholders at the Annual Meeting. The nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Mr. Drechsler and Ms. Henwood. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

				Committee Memberships
Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	Other Current Public Company Boards
Gerri Henwood	70	2019	Chief Executive Officer of the Company	No				N/A
Andrew Drechsler	51	2020	Senior Finance Executive at BioDrex	Yes	C	M		N/A

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | i

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Items
Size of Board (set by the Board)	6
Number of Independent Directors	5
Independent Chairman of the Board	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board background, experience and skills	Yes

Recent Corporate Highlights

•
In April 2023, we reported positive top-line results from our Phase II clinical trial of BX1000 in patients undergoing elective surgery. Results of the study showed that BX1000 met the primary endpoint of readiness for intubation (evaluated as “Good” or “Excellent”) at all dose levels assessed. No severe adverse events were observed in any dose regimen.

•
In September 2022, we completed a public offering of common stock, pre-funded warrants and warrants for approximately $6.2 million in gross proceeds.

•
In December 2022, we completed a public offering of common stock, pre-funded warrants and warrants for approximately $5.0 million in gross proceeds.

•
In December 2022, we initiated a Phase II clinical trial evaluating BX1000 for neuromuscular blockade in patients undergoing elective surgery. In January 2023, we announced the successful outcome of our first interim analysis in the Phase II clinical trial of BX1000, and in April 2023, we announced positive top-line final results of the Phase II clinical trial.

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TABLE OF CONTENTS

SUMMARY INFORMATION	i
PROXY STATEMENT	iv
GENERAL INFORMATION ABOUT THE MEETING	1
BOARD OF DIRECTORS	4
BOARD STRUCTURE AND COMPOSITION	4
BOARD DIVERSITY	4
CRITERIA FOR BOARD MEMBERSHIP	5
SELECTION OF CANDIDATES	6
DIRECTOR NOMINEES	7
CONTINUING DIRECTORS	9
BOARD INDEPENDENCE	13
BOARD LEADERSHIP STRUCTURE	13
BOARD COMMITTEES	13
RISK MANAGEMENT	13
EVALUATING BOARD EFFECTIVENESS	14
CODE OF CONDUCT	14
DIRECTOR ORIENTATION AND CONTINUING EDUCATION	15
CORPORATE GOVERNANCE GUIDELINES	15
BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP	15
FAMILY RELATIONSHIPS	19
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	19
SHAREHOLDER ENGAGEMENT	20
DIRECTOR COMPENSATION	21
COMPENSATION PROGRAM	21
DIRECTOR COMPENSATION 2022	22
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	23
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES	24
AUDIT COMMITTEE REPORT	25
EXECUTIVE OFFICERS	26
EXECUTIVE COMPENSATION	27
2022 SUMMARY COMPENSATION TABLE	27
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2022	29
EMPLOYMENT AGREEMENTS	30
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	32
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS	34
EQUITY COMPENSATION PLAN INFORMATION	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
PROPOSALS TO BE VOTED ON	38
PROPOSAL 1: ELECTION OF CLASS I DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2026	38
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF EisnerAmper AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023	38
PROPOSAL 3: AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN	38
OTHER INFORMATION	46
OTHER MATTERS	46
REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING	46
SHAREHOLDER COMMUNICATIONS TO THE BOARD	47
AVAILABILITY OF MATERIALS	47

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | iii

PROXY STATEMENT

This Proxy Statement, with the enclosed proxy card, is being mailed to shareholders of Baudax Bio in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on Friday, June 2, 2023, at 9:00 a.m., Eastern Time via the Internet at www.virtualshareholdermeeting.com/BXRX2023.

This Proxy Statement and the enclosed proxy card are first being mailed to our shareholders on or about April 28, 2023.

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | iv

GENERAL INFORMATION ABOUT THE MEETING

PROXY SOLICITATION

Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.

This Proxy Statement and the proxy card are being mailed to our shareholders on or about April 28, 2023. This Proxy Statement and our 2022 Annual Report are available to holders of our common stock at www.proxyvote.com.

SHAREHOLDERS ENTITLED TO VOTE

All shareholders of record of our common stock at the close of business on April 21, 2023, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, 2,585,702 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

VOTING METHODS

You may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

MAIL	INTERNET	PHONE	ONLINE AT THE MEETING
Mailing your signed proxy card or voter instruction card.	Using the Internet at www.proxyvote.com.	Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903.	You can vote at the meeting at www.virtualshareholder meeting.com/BXRX2023

HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

•
Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on June 1, 2023.
•
Sign a new proxy card and submit it by mail, which must be received no later than June 1, 2023. Only your latest dated proxy card will be counted.
•
Virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/BXRX2023. Virtually attending the Annual Meeting will not by itself revoke a previously granted proxy.
•
Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | 1

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting. The deadline for voting by telephone or Internet, other than by virtually attending the Annual Meeting, is 11:59 p.m. Eastern Time on June 1, 2023. If you are a registered shareholder and virtually attend the Annual Meeting, you may vote online during the Annual Meeting.

BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how votes withheld, broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Votes withheld, Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1: Election of Class I Directors for a Three-Year Term Expiring in 2026	Plurality of the votes cast	Votes withheld and broker non-votes will have no effect on the outcome of the proposal.	No
Proposal 2: Ratification of Appointment of EisnerAmper as our Independent Registered Public Accounting Firm for 2023	Majority of the votes cast	Abstentions and broker non-votes will have no effect on the outcome of the proposal.	Yes
Proposal 3: Amended and Restated 2019 Equity Incentive Plan to increase the number of shares of our common stock available for issuance thereunder by 300,000 shares	Majority of the votes cast	Abstentions and broker non-votes will have no effect on the outcome of the proposal.	No

QUORUM

We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the Annual Meeting, either attending the meeting virtually or represented by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on each particular matter to be acted upon at the Annual Meeting. For the purpose of establishing a quorum, votes withheld, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes count toward the quorum.

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | 2

If there is no quorum, the shareholders present and entitled to vote at the Annual Meeting may adjourn the Annual Meeting to another date.

PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged Kingsdale Advisors to assist with the solicitation of proxies for an estimated fee of up to $13,000, plus any additional expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | 3

BOArd of directors

Our Board has nominated Andrew Drechsler and Gerri Henwood for re-election as Class I directors at our Annual Meeting to hold office until our 2026 Annual Meeting of Shareholders.

Our Board is the Company’s ultimate decision-making body, except with respect to those matters reserved for the shareholders. Our Board selects the members of our senior management team, who in turn are responsible for the day-to-day operations of the Company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Andrew Drechsler and Gerri Henwood have been nominated by our Board for election at the Annual Meeting for a three-year term that will expire at the 2026 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Mr. Drechsler and Ms. Henwood have agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If either nominee is unable to serve, the Nominating and Corporate Governance Committee, or the Governance Committee, of our Board will recommend to our Board a replacement nominee. The Board may then designate another nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

BOARD STRUCTURE AND COMPOSITION

The Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning. Our Amended and Restated Bylaws, or Bylaws, provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at six members. Our Board is divided into three classes with staggered three-year terms.

BOARD DIVERSITY

Board diversity and inclusion is critical to our success. While we do not have a formal policy on Board diversity, the Board is committed to maintaining a Board that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business and meeting the Company’s evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience and perspectives. The Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. The recently adopted listing requirements of the Nasdaq Stock Market LLC, or Nasdaq, require each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one diverse director who self-identifies as female and at least one diverse director who self-identifies as an underrepresented minority or LGBTQ+, or for smaller reporting companies, two female directors. Companies listed on Nasdaq must have at least one diverse director by 2023 and two diverse directors by 2026. As of April 28, 2023, our Board has one diverse director and we intend to be fully compliant with Nasdaq’s diversity requirement by 2026. The matrix below provides certain highlights of the composition of our Board members based on self-identification. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | 4

CORPORATE GOVERNANCE AND RISK MANAGEMENT

Board Diversity Matrix (as of April 28, 2023)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

CRITERIA FOR BOARD MEMBERSHIP

The Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:

General Criteria
✓
Ability to contribute to the Board’s range of talent, skill and experience to provide sound and prudent guidance with respect to the Company’s strategy and operations, including, but not limited to:
➣
Experience at senior levels in public companies,
➣
Technology and financial expertise, and
➣
Experience in leadership roles in the life sciences, healthcare or public health fields, including experience in the areas of development and commercialization of drug products, particularly in the therapeutic areas served by our products and product candidates;
✓
Personal integrity and ethical character, commitment and independence of thought and judgment;
✓
Capability to fairly and equally represent our shareholders;
✓
Confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in the Board’s decision-making process and make difficult decisions in the best interest of the Company;
✓
Willingness and ability to devote sufficient time, energy and attention to the affairs of the Company and the Board; and
✓
Lack of actual and potential conflicts of interest.

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | 5

CORPORATE GOVERNANCE AND RISK MANAGEMENT

The Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs, including, among others, the combined mix of experience in the following areas:

Director Skills and Experience
Business Leadership & Operations	Pharmaceutical Marketing & Sales	Government, Regulatory & Public Policy
Medicine & Science	Finance & Accounting	Technology
Life Sciences, Healthcare & Public Health	International Business	Risk Management
Pharmaceutical Product Reimbursement	Academia

SELECTION OF CANDIDATES

Director Skill Set Considerations; Use of Matrix

In recruiting and selecting Board candidates, the Governance Committee takes into account the size of the Board and considers a skills matrix. This skills matrix helps the Governance Committee determine whether a particular Board member or candidate possesses one or more of the skill sets, as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Governance Committee also considers a wide range of additional factors, including each director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the director or candidate holds, including other boards of directors on which he or she serves; and the independence of each director and candidate, to ensure that a substantial majority of the Board is independent. While we do not have a formal policy on Board diversity, the Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

Potential Director Candidates

On an ongoing basis, the Governance Committee considers potential director candidates identified on its own initiative, as well as candidates referred or recommended to it by other directors, members of management, search firms, shareholders and others (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Governance Committee in the manner described in “Shareholder Communications to the Board.” Shareholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Shareholder Proposals for Next Year’s Annual Meeting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Governance Committee in the same manner as the Governance Committee’s nominees.

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | 6

CORPORATE GOVERNANCE AND RISK MANAGEMENT

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes, and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.

DIRECTOR NOMINEEs

CLASS I DIRECTORS— PRESENT TERM EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2026

Andrew Drechsler
Age: 51 Director Since: 2020	Committee Memberships: Audit (Chair), Compensation	Other Public Directorships: None
Business Leadership & Operations

Andrew Drechsler has served as director since August 2020. Mr. Drechsler has also served as a Senior Finance Executive at BioDrex since April 2017. From September 2017 to December 2021, Mr. Drechsler served as Chief Financial Officer of Provention Bio, a publicly-traded biopharmaceutical company dedicated to intercepting and preventing immune-mediated diseases. From 2012 to March 2017, Mr. Drechsler was the Chief Financial Officer at Insmed Incorporated, a publicly-traded biopharmaceutical company dedicated to improving the lives of patients with orphan pulmonary diseases. Prior to that, Mr. Drechsler was Chief Financial Officer at VaxInnate, a privately held biotechnology company, and Chief Financial Officer for Valera Pharmaceuticals, Inc. Mr. Drechsler received a B.S. in Accountancy from Villanova University, graduating Magna Cum Laude. He obtained his Certified Public Accountant license in the State of New Jersey and actively raises funds for and awareness of type one diabetes via the Juvenile Diabetes Research Foundation.

Finance & Accounting
Life Sciences, Healthcare & Public Health
Pharmaceutical Marketing & Sales
Government, Regulatory & Public Policy
Risk Management

Skills & Qualifications: Mr. Drechsler’s financial, accounting management and audit expertise, as well as his extensive executive leadership experience provide him with the qualifications and skills to serve on our Board.

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | 7

CORPORATE GOVERNANCE AND RISK MANAGEMENT

Gerri Henwood
Age: 70 Director Since: 2019	Committee Memberships: None	Other Public Directorships: None
Business Leadership & Operations

Gerri Henwood has served as our President and Chief Executive Officer and a director of the Company since 2019. Ms. Henwood previously served as the President and Chief Executive Officer of Societal CDMO, Inc. (f/k/a Recro Pharma, Inc.), which she founded in 2008, until 2020. From 2006 to 2013, Ms. Henwood served as the President of Malvern Consulting Group, Inc., or MCG, a pharmaceutical incubator and consulting firm. From 1999 to 2006, Ms. Henwood was the President and Chief Executive Officer of Auxilium Pharmaceuticals, Inc., or Auxilium, a biopharmaceutical company she founded in late 1999. From 1985 to 1999, Ms. Henwood was the founder and Chief Executive Officer of IBAH, Inc., or IBAH, a contract research organization. Ms. Henwood began her career with Smith Kline & French, now part of GlaxoSmithKline plc. She rose through the ranks to be a brand manager, then the head of Regulatory and Medical Affairs for the U.S. business and then to the position of Group Director—Marketing in the International Pharmaceutical Division. Ms. Henwood previously served on the board of directors of Societal CDMO from 2008 until January 2022, and Tetraphase Pharmaceuticals, Inc., a position she held from May 2015 until the first half of 2020. Ms. Henwood also served on the compensation committee of Tetraphase Pharmaceuticals, Inc. She served on the board of directors of Alkermes, Inc. and its successor company, Alkermes, plc, a global biopharmaceutical company, from 2003 until March 2015, and on the board of directors of MAP Pharmaceuticals, Inc., a biopharmaceutical company, from 2004 until its acquisition by Allergan, Inc. in March 2013. Ms. Henwood holds a B.S. in Biology from Neumann University.

Finance & Accounting
Life Sciences, Healthcare & Public Health
Pharmaceutical Marketing & Sales
International Business
Government, Regulatory & Public Policy
Risk Management
Medicine & Science

Skills & Qualifications: Ms. Henwood’s expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies, her strong background in pharmaceutical marketing and commercialization, clinical and product development and substantial knowledge of the pharmaceutical industry, her corporate governance experience as a board member of multiple publicly traded and privately held companies, as well as her extensive knowledge of our business, contributed to our Board’s conclusion that she should serve as a director of our Company.

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | 8

CORPORATE GOVERNANCE AND RISK MANAGEMENT

CONTINUING DIRECTORS

CLASS II DIRECTORS —TERMS EXPIRING AT THE 2024 ANNUAL MEETING OF SHAREHOLDERS

William L. Ashton
Age: 72 Director Since: 2019	Committee Memberships: Audit; Compensation (Chair)	Other Public Directorships: Spectrum Pharmaceuticals, Inc.; Societal CDMO, Inc.
Business Leadership & Operations

William L. Ashton has served as a director since 2019. Since the beginning of 2013, Mr. Ashton has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm. From August 2009 to June 2013, Mr. Ashton was the senior vice president of external affairs reporting to the president and an assistant professor at the University of the Sciences in Philadelphia, Pennsylvania. From August 2005 to August 2009, Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy. Mr. Ashton has 29 years’ experience in the biopharmaceutical industry. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including vice president of U.S. sales and vice president of commercial and government affairs. Mr. Ashton currently serves on the boards of directors of Societal CDMO and Spectrum Pharmaceuticals, Inc. and has served on the boards of Galena Biopharma, Inc. and Sucampo Pharmaceuticals, Inc. He is also a member of the board of directors of the National Osteoporosis Foundation and Friends of the National Library of Medicine at the National Institutes of Health. Mr. Ashton holds a B.S., Education, from the California University of Pennsylvania and an M.A., Education, from the University of Pittsburgh.

Government, Regulatory & Public Policy
Risk Management
Academia
Life Sciences, Healthcare & Public Health
Pharmaceutical Marketing & Sales
Pharmaceutical Product Reimbursement

Skills & Qualifications: Mr. Ashton’s extensive experience with pharmaceutical and biological product commercialization, including developing and leading a commercial sales force, as well as his governance experience as a board member of public and privately-held companies, member of the National Association of Corporate Directors and his reimbursement expertise contributed to our Board’s conclusion that he should serve as a director of our Company.

Notice of Annual Meeting of Shareholders and 2023 Proxy Statement | 9

CORPORATE GOVERNANCE AND RISK MANAGEMENT

Wayne B. Weisman
Age: 67 Director Since: 2019	Committee Memberships: Audit; Compensation; Nominating and Corporate Governance	Other Public Directorships: ReWalk Robotics Ltd.; Societal CDMO, Inc.
Business Leadership & Operations

Wayne B. Weisman has been a director of the Company since 2019. Since 2007, Mr. Weisman has been a director of the corporate general partner of the common general partner of SCP Vitalife. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. He has also led the activities of SCP Private Equity Partners II, L.P., a venture capital fund of which he and Mr. Churchill are principals, in the life sciences area; these activities include investments in the United States and Israel. He has also led several other technology investments for SCP Private Equity Partners II, L.P. He has been a member of the investment committee of the Vitalife Life Sciences funds since their inception in 2002 and has worked closely with these funds since then. From 1992 to 1994, Mr. Weisman was executive vice president and member of the board of directors of a public drug delivery technology company. In addition, he also operated a management and financial advisory firm focusing on the reorganization and turnaround of troubled companies and began his career practicing reorganization law at a large Philadelphia law firm. Mr. Weisman possesses extensive experience in venture capital investing, particularly in the life sciences area. Mr. Weisman serves on the board of Societal CDMO, ReWalk Robotics Ltd. and on a number of private company boards. He is the vice chairman of the board of trustees of Young Scholars Charter School, where he served as chairman from 2010 to 2017. He is also an advisory board member of Mid-Atlantic Diamond Ventures, the venture forum of Temple University. Mr. Weisman holds a B.A. from the University of Pennsylvania and a J.D. from the University of Michigan Law School.

Finance & Accounting
Medicine & Science
Life Sciences, Healthcare & Public Health
International Business
Risk Management
Technology

Skills & Qualifications: Mr. Weisman’s leadership as a director of various pharmaceutical and healthcare companies, experience serving on the board of directors of life sciences companies, insight into the legal issues facing our business, as well as his in-depth knowledge of our business and history, contributed to our Board’s conclusion that he should serve as a director of our Company.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

CLASS III DIRECTORS —TERMS EXPIRING AT THE 2025 ANNUAL MEETING OF SHAREHOLDERS

Arnold Baskies, M.D.
Age: 73 Director Since: 2020	Committee Memberships: Nominating and Corporate Governance	Other Public Directorships: Anixa Biosciences, Inc.
Business Leadership & Operations

Dr. Arnold Baskies has served as director since August 2020. From 2007 to 2010, Dr. Baskies served as the Chief Medical Officer for the American Cancer Society of New York and New Jersey and was elected as President of the American Cancer Society for New York and New Jersey in September 2010. In 2016, he served as Science Officer to the ACS National Board, and in 2017, he served as Chairman of the National Board of Directors of ACS. He currently serves on the Executive Committee of the Commission on Cancer and the Global Breast Cancer Initiative of the World Health Organization (WHO). Dr. Baskies is the recipient of major awards in cancer research from the Society of Surgical Oncology, the American Radium Society, the Society of Head and Neck Surgeons and the American Cancer Society. In addition, he is a recipient of the St. George Medal from ACS, the recipient of the EPIC Award from the NJ Institute of Nursing and awarded the Silver Chalice Award from the American Cancer Society, for his role in providing leadership in cancer prevention and treatment for the citizens of New Jersey. Dr. Baskies has maintained a medical practice in southern New Jersey for 44 years and is a Clinical Professor of Surgery at Rowan School of Medicine and Jefferson School of Nursing. He holds major state and national leadership roles in cancer prevention and treatment. He has personally treated over 5,000 patients with various types of cancer and performed over 10,000 surgical procedures. Dr. Baskies received his Bachelor of Arts degree summa cum laude, Phi Beta Kappa, at Boston University. He graduated from the Boston University School of Medicine and completed his surgical residency at Boston Medical Center and his fellowship in surgical oncology at the National Cancer Institute.

Life Sciences, Healthcare & Public Health
Medicine & Science
Skills & Qualifications: Dr. Baskies’ expertise in the life sciences industry and extensive medical experience provide him with the qualifications and skills to serve on our Board.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

Winston J. Churchill
Age: 82 Director Since: 2019	Committee Memberships: Audit; Compensation; Nominating and Corporate Governance (Chair)	Other Public Directorships: Amkor Technology, Inc.; Societal CDMO, Inc., Innovative Solutions and Support, Inc.
Business Leadership & Operations

Winston J. Churchill has been a member of our Board since November 2019. Since 2007, Mr. Churchill has been a director of the corporate general partner of the common general partner of SCP Vitalife. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. Since 1993, Mr. Churchill has served as the President of CIP Capital Management, Inc., the general partner of CIP Capital, L.P., an SBA-licensed private equity fund. Prior to that, Mr. Churchill was a managing partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company. From 1967 to 1983, Mr. Churchill practiced law at the Philadelphia firm of Saul Ewing, LLP, where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and was a member of the Executive Committee. Mr. Churchill is a director of Societal CDMO, Inc., or Societal CDMO, Innovative Solutions and Support, Inc., Amkor Technology, Inc. and various SCP Vitalife portfolio companies. He also previously served as a director of Griffin Industrial Realty from April 1997 until May 2016. In addition, he serves as a director on the boards of several charities and as a trustee of educational institutions including the Gesu School and Young Scholars Charter School, Inc., as a Trustee Fellow of Fordham University, and Trustee Emeritus of Georgetown University. From 1989 to 1993, Mr. Churchill served as Chairman of the Finance Committee of the Pennsylvania Public School Employees’ Retirement System. He was awarded a B.S. in Physics, summa cum laude, from Fordham University followed by an M.A. in Economics from Oxford University, where he studied as a Rhodes Scholar, and a J.D. from Yale Law School.

Finance & Accounting
Medicine & Science
Risk Management
Life Sciences, Healthcare & Public Health
Technology

Skills & Qualifications: Mr. Churchill’s insight into financial and investment matters from his experience in private equity investing in life sciences companies, his financial and corporate governance experience from serving on numerous public and private boards of directors, as well as his extensive knowledge of our business and history, contributed to our Board’s conclusion that he should serve as a director of our Company.

We are committed to good corporate governance and integrity in our business dealings. We believe that strong corporate governance practices that provide meaningful rights to our shareholders and ensure Board and management accountability are key to our relationship with our shareholders. We strive to have regular, constructive conversations with our shareholders to better understand our shareholders’ priorities and perspectives.

Our governance practices are documented in our Amended and Restated Articles of Incorporation, as amended, or Articles, our Bylaws, our Code of Business Conduct and Ethics, or the Code of Conduct, our Corporate Governance Guidelines and the charters of the committees of the Board, or the Committees. Aspects of our governance documents are summarized below. You can find our charters for each Committee and our Code of Conduct on our website at www.baudaxbio.com/news-and-investors/corporate-governance/governance-documents.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

BOARD INDEPENDENCE

Our Board has determined all of our current directors, and directors during the 2022 fiscal year, except for Ms. Henwood, were and are “independent” directors, as defined under the rules of Nasdaq. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in executive session at each regularly scheduled Board meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer, or CEO, and Chairman of the Board. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of CEO and Chairman of the Board with Ms. Henwood serving as our CEO and Mr. Weisman serving as Chairman of the Board. Our Board believes that the separation of the positions of CEO and Chairman of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole.

BOARD COMMITTEES

Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Governance Committee. Each member of our Committees is an independent director as that term is defined by the Securities and Exchange Commission, or SEC, and Nasdaq. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.

RISK MANAGEMENT

Our Board oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in setting our business strategy is a key part of its assessment of management’s appetite for risk and the determination of what constitutes an appropriate level of risk for the Company. The risk oversight process includes receiving regular reports from Committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations (including cyber-security), finance, legal, regulatory, strategic and reputational risk.

While the Board has the ultimate oversight responsibility for the risk management process, each Committee also has responsibility for risk management. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:

•
The Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, cybersecurity, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

•
The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company.
•
The Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.

EVALUATING BOARD EFFECTIVENESS

The Board is committed to continuous improvement and annual self-evaluations are an important tool for evaluating effectiveness. The Board and each committee conduct a rigorous annual self-evaluation of their performance and effectiveness.

Process Begins	Evaluation	Presentation of Evaluation Results	Follow-Up

The Governance Committee initiates and oversees the Board evaluation process, which is conducted in the early part of the calendar year.

Each Committee begins an initial evaluation of its own effectiveness.

During the evaluation, the Governance Committee assesses several factors, including:

•
Director independence and qualifications to serve on various Committees; and
•
Committee chair assignments and membership rotations.

The Governance Committee also reviews the effectiveness of the overall evaluation process and considers whether to:

•
incorporate individual director evaluations into the process; or
•
conduct the evaluation through an external third-party provider.
		The results of the Board and Committees’ evaluations are presented, in executive session, at a subsequent Board meeting.	Any results requiring additional consideration are addressed at future Board and Committee meetings, as appropriate.
CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. The Code of Conduct and any amendments thereto, or any waivers of its requirements, will be disclosed on our website at www.baudaxbio.com.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our director orientation programs familiarize new directors with the Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. All other directors are also invited to attend the orientation programs. From time to time, management advises, or invites outside experts to attend Board meetings to advise the Board on its responsibilities, management’s responsibilities, developments relevant to corporate governance and best corporate practices. Additionally, Board members may attend, and are encouraged to attend, accredited director education programs at the Company’s expense.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Pursuant to our Insider Trading Policy, which applies to all officers, all directors and all employees of the Company and any of the Company’s subsidiaries, or the Covered Individuals, the Covered Individuals are prohibited from all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Covered Individuals are also prohibited from holding any of the Company’s or its subsidiary’s securities in a margin account or selling “short” any of the Company’s or its subsidiary’s securities. These prohibitions also apply to family members living in the same household as Covered Individuals, as well as entities influenced or controlled by the Covered Individuals.

Pursuant to the Insider Trading Policy, the Covered Individuals are also prohibited from pledging any of the Company’s or its subsidiary’s securities to secure margin or other loans.

CORPORATE GOVERNANCE GUIDELINES

We have a written set of corporate governance guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, the annual evaluations of our Board and its Committees and succession planning. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise and skills. Our corporate governance guidelines are reviewed at least annually by the Governance Committee and amended by our Board when appropriate.

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director	Independence	Board	AC	CC	NCGC
William Ashton	Yes	M	M	C
Arnold Baskies, M.D.	Yes	M			M
Winston Churchill	Yes	M	M	M	C
Andrew Drechsler	Yes	M	C	M
Gerri Henwood	No	M
Wayne Weisman	Yes	C	M	M	M
AC = Audit Committee	CC = Compensation Committee		C = Chair
NCGC = Nominating and Corporate Governance Committee			M = Member

During 2022, our Board held nineteen meetings, our Compensation Committee held four meetings, our Audit Committee held five meetings and our Governance Committee held three meetings. During 2022, each director attended at least 75% of the meetings of the Board and meetings of each Committee on which he or she served.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. All of our directors attended our 2022 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee Charter.

Among other things, the Audit Committee’s responsibilities include:

•
appointing, retaining, compensating, overseeing, evaluating, and, when appropriate, terminating our independent registered public accounting firm;
•
discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
periodically reviewing policies and procedures with respect to data privacy and security we employ in conducting our business;
•
reviewing with management its assessment of our internal control over financial reporting, disclosure controls and procedures;
•
reviewing our Code of Conduct and recommending any changes to the Board;
•
overseeing our risk assessment and risk management processes;
•
reviewing the effects of regulatory initiatives in the areas of securities, accounting or tax, as well as off-balance sheet transactions and structures on our financial statements;
•
reviewing, approving, ratifying, prohibiting and/or monitoring all related party transactions, based on the standards set forth in our Related Party Transactions Policy and in accordance with applicable law and SEC and Nasdaq rules and regulations; and
•
preparing and approving the Audit Committee report required to be included in our annual proxy statement.

The members of our Audit Committee are Messrs. Ashton, Churchill, Drechsler (chair) and Weisman. All members of our Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq. Mr. Drechsler qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Nominating and Corporate Governance Committee

The Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of shareholders, develops and recommends to the Board a set of corporate governance guidelines for the Board and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating and Corporate Governance Charter. Among other things, our Governance Committee’s responsibilities include:

•
developing and submitting to the Board for its adoption a list of selection criteria for new directors to serve on the Board;

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

•
identifying, reviewing and evaluating candidates, including candidates submitted by shareholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by our shareholders at each annual meeting of shareholders;
•
developing, recommending, and overseeing the implementation of and monitor compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;
•
annually recommending to the Board (i) the assignment of directors to serve on each Committee; (ii) the chairperson of each Committee and (iii) the chairperson of the Board or lead independent director, as appropriate;
•
periodically assessing the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs;
•
reviewing the adequacy of our Articles and Bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the shareholders;
•
reviewing any proposals submitted by shareholders for action at the annual meeting of shareholders and make recommendations to the Board regarding action to be taken in response to each proposal;
•
evaluating the re-nomination and continuing service of incumbent directors, as impacted by factors including retirement, changes in principal employment or primary occupation, conflicts of interest and attendance; and
•
implementing policies with respect to governance risk oversight, assessment and management of risk associated with the independence of our Board and director nominees, potential conflicts of interest of members of our Board and our executive officers and the effectiveness of the Board and the Committees thereof.

The Governance Committee is responsible for identifying individuals that the Governance Committee believes are qualified to become Board members, as described above in the section entitled “Board Structure and Composition.”

The members of our Governance Committee are Dr. Baskies, Mr. Churchill (chair) and Mr. Weisman. The Board has determined that all Governance Committee members are independent under the listing standards of Nasdaq.

Compensation Committee

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including our CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and shareholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:

•
annually reviewing and recommending to the Board for approval the corporate goals and objectives applicable to the compensation of our CEO and other executive officers and evaluating at least annually our CEO’s and other executive officers’ performance in light of those goals and objectives;

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

•
reviewing the relationship between risk management policies and practices, corporate strategy and our compensation arrangements;
•
annually reviewing and approving our peer group for compensation benchmarking;
•
determining and approving our non-CEO executive officers’ compensation level (including salary, cash and equity-based incentive awards and any personal benefits);
•
recommending our CEO’s compensation level to the Board (including salary, cash and equity-based incentive awards and any personal benefits);
•
administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that will be adopted by us from time to time;
•
determining stock ownership guidelines for our CEO and other executive officers and monitoring compliance with such guidelines, if deemed advisable by our Board or the Compensation Committee; and
•
overseeing risks and exposures associated with executive compensation plans and arrangements.

Our Compensation Committee has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances. Our Compensation Committee also has the authority to delegate to one or more of our executive officers the authority to make grants and awards to non-executive officers of the Company under our equity plans.

Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers. The CEO then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant.

The members of our Compensation Committee are Mr. Ashton (chair), Mr. Churchill, Mr. Drechsler and Mr. Weisman. The Board has determined that all Compensation Committee members are independent under the listing standards of Nasdaq, and that they are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Oversight of Compensation Consultant

Since 2019, our Compensation Committee has retained Pay Governance, LLC, or Pay Governance, as its independent compensation consultant to assist the Compensation Committee with the design of our executive compensation programs, as well as to provide objective advice on compensation practices and the competitive landscape for the compensation of the Baudax Bio executive officers. Pay Governance provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Pay Governance reports directly to the Compensation Committee, has direct access to Compensation Committee members, interacts with Baudax Bio management when necessary and appropriate and attends Compensation Committee meetings either in person or by telephone.

Pay Governance does not provide services to us other than its advice to the Compensation Committee on executive and director compensation matters. The Compensation Committee determined Pay Governance to be independent under the Nasdaq and SEC regulations.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2022 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

SHAREHOLDER ENGAGEMENT

Connect

Engaging with investors is fundamental to our commitment to good corporate governance and essential to maintaining strong corporate governance practices. We regularly seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

Collaborate

We strive for a collaborative approach to shareholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.

Communicate

Our goal is to communicate with our shareholders through various platforms, including via our website at www.baudaxbio.com, in print and in person at investor presentations or shareholder meetings. We view communication between our shareholders and the Board as a dialogue.

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Director Compensation

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

COMPENSATION PROGRAM

The table below depicts our compensation program for our non-employee directors:

Compensation Elements – Non-Employee Director Compensation Program
Cash
Annual Cash Retainer	$40,000

Annual Committee Chair Retainer
Audit	$20,000
Compensation	$15,000
Nominating and Corporate Governance	$9,000
Committee Member Retainer
Audit	$10,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000
Annual Non-Executive Chairman of the Board Cash Retainer	$30,000
Equity
Initial Equity Grant	14 restricted stock units, vesting 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant.
Annual Equity Retainer	Restricted stock units in the amount of $70,000 and stock options in the amount of $65,000, each vesting on the first anniversary of the date of grant.

The cash fees described above are paid on a quarterly basis. Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and Committee meetings and related activities. In 2022, we suspended our annual equity retainer because we were limited in what we could issue under our 2019 Equity Incentive Plan, and instead granted each of our independent directors 986 cash-settleable restricted stock units.

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DIRECTOR COMPENSATION 2022

The following table provides summary information regarding 2022 compensation to our non-employee directors. The table excludes Ms. Henwood, who is our chief executive officer and a named executive officer of the company and did not receive any additional compensation for her service as a director in 2022. The compensation received by Ms. Henwood during 2022 is set forth in the section of this Proxy Statement captioned “Executive Compensation— 2022 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Total ($)
Alfred Altomari (2)	31,604	1,326(3)	-	32,930
William L. Ashton	70,000	-	29,974	99,974
Arnold Baskies, M.D.	52,500	-	29,974	82,474
Winston Churchill	65,133	-	29,974	95,107
Andrew Drechsler	60,000	-	29,974	89,974
Wayne B. Weisman	83,617	-	29,974	113,591

(1)

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 14 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K. As of December 31, 2022, (i) Messrs. Ashton, Churchill and Weisman had stock options to purchase 83 shares of our common stock and 986 outstanding and unvested cash-settleable restricted stock units, and (ii) Dr. Baskies and Mr. Drechsler had stock options to purchase 59 shares of our common stock and 986 outstanding and unvested cash-settleable restricted stock units.

(2)

Mr. Altomari resigned from the Board of Directors on May 4, 2022. Upon Mr. Altomari’s resignation, all vested options remain exercisable for eight years, unvested options were cancelled and the vesting of outstanding restricted stock units was accelerated and vested immediately.

(3)	This amount represents the incremental fair value of the modified award upon acceleration of Mr. Altomari’s outstanding stock option awards.

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Independent Registered Public Accounting Firm

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 21, 2022, we dismissed KPMG LLP, or KPMG, as our independent registered public accounting firm. The dismissal of KPMG was recommended by the Audit Committee and approved by the Board. On June 24, 2022, in connection with the dismissal of KPMG, the Board approved the engagement of EisnerAmper as our new independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022. The decision to retain EisnerAmper was recommended by the Audit Committee, and approved by the Board, after taking into account the results of a competitive review process and other business factors.

During the years ended December 31, 2021 and 2020 and through June 21, 2022, there were no disagreements or reportable events between KPMG and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreements or reportable events. The reports of KPMG on the financial statements for the years ended December 31, 2021 and 2020 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

•
KPMG LLP’s report on our consolidated financial statements as of and for the years ended December 31, 2021 and 2020 contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, we have incurred recurring losses and negative cash flows from operations and has an accumulated deficit of $132.1 million as of December 31, 2021 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
•
KPMG LLP’s report on our consolidated and combined financial statements as of and for the years ended December 31, 2020 and 2019, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated and combined financial statements, we have incurred recurring losses and negative cash flows from operations and has an accumulated deficit of $112.3 million as of December 31, 2020 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the years ended December 31, 2021 and 2020 and the subsequent interim period through June 24, 2022, neither we nor anyone on our behalf consulted with EisnerAmper regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on our financial statements and neither a written report nor oral advice was provided to us that EisnerAmper concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issues, (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management to negotiate appropriate fees with our independent registered public accounting firm and is ultimately responsible for approving those fees. The following is a summary of (i) audit fees paid or payable to KPMG for each of our years ended December 31, 2021, and the fees billed by KPMG for other services in 2021, and (ii) audit fees paid or payable to EisnerAmper for the year ended December 31, 2022 and the fees billed by EisnerAmper for other services in 2022:

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KPMG
Service	2021
Audit Fees	$466,712
Audit-Related Fees	-
Tax Fees	$15,418
All Other Fees	-
Total	$482,130

EisnerAmper
Service	2022
Audit Fees	$435,750
Audit-Related Fees	-
Tax Fees	-
All Other Fees	-
Total	$435,750

“Audit fees” represented the aggregate fees for professional services rendered for the audit of our consolidated and combined financial statements and the review of our quarterly financial statements on Form 10-K and Form 10-Q, respectively, that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with regulatory requirements. The amount also includes other services that are normally provided by KPMG and EisnerAmper in connection with statutory and regulatory filings or engagements.

“Tax fees” consisted of fees related to tax compliance, tax planning and tax advice.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2022. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

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Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process.

Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm for the fiscal year 2022, EisnerAmper, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.

The Audit Committee and the chairman of the Audit Committee have met with management during fiscal year 2022 to consider the adequacy of the Company’s internal controls and discussed these matters and the overall scope and plans for the audit of the Company with EisnerAmper. The Audit Committee also discussed with management and EisnerAmper the Company’s disclosure controls and procedures.

The Audit Committee has reviewed and discussed management’s assessment of the effectiveness of the Company’s internal controls and the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 with management. The Audit Committee has discussed with EisnerAmper the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communication with Audit Committees.” In addition, EisnerAmper has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding EisnerAmper’s communications with the audit committee concerning independence, and the Audit Committee has discussed with EisnerAmper its independence.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Audit Committee

Andrew Drechsler (Chair)

William Ashton

Winston Churchill

Wayne Weisman

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Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Gerri Henwood	President, Chief Executive Officer	70
Jillian Dilmore	Corporate Controller	37

Gerri Henwood – For biographical information for Gerri Henwood, see “Board of Directors – Continuing Directors.”

Jillian Dilmore has served as our Corporate Controller since January 2021 and previously served as Director of Accounting from November 2019 to January 2021. Prior to joining us, Ms. Dilmore was Director of Accounting from January 2019 to December 2020, and Senior Manager of Financial Reporting from September 2017 to January 2019 with Societal CDMO, Inc. (f/k/a Recro Pharma, Inc.). Ms. Dilmore was previously Assistant Controller at DSM, a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition, and materials. Ms. Dilmore was also Senior Accountant at the Kensey Nash Corporation, a medical device company, and a Senior Auditor at Deloitte & Touche. Ms. Dilmore received a B.A. in both Accounting and Business Finance from Muhlenberg College. She maintains her Certified Public Accountant license in Pennsylvania and is also a Chartered Global Management Accountant.

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Executive Compensation

In 2022, our named executive officers were Gerri Henwood, our President and CEO, Jillian Dilmore, our Principal Financial Officer and Principal Accounting Officer, and Richard Casten, our former Chief Financial Officer, who departed the Company on April 16, 2022, as part of our reduction in force in an effort to reduce expenses.

This section discusses the material components of the executive compensation program for our named executive officers.

2022 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2022 and December 31, 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Gerri Henwood President and Chief Executive Officer	2022	618,000	-	29,974	-	-	15,250	663,224
	2021	618,000	-	923,099	89,836	-	14,500	1,645,435
Jillian Dilmore(3) Principal Financial Officer and Principal Accounting Officer	2022	229,850	-	11,734	-	-	13,394	254,978
	2021	204,549	-	1,820	9,184	38,022	11,595	265,170
Richard S. Casten(4) Former Chief Financial Officer	2022	127,500	-	-	-	-	448,059(5)	575,559
	2021	307,500	75,000(6)	121,000	210,594	65,813	14,500	794,407

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the restricted stock units and stock option awards granted during 2022 and 2021, as applicable, determined in accordance with FASB ASC Topic 718. The assumptions made in these valuations are included in Note 14 of the Notes to the Annual Financial Statements included in our 2022 Annual Report. The amounts reported in this column reflect the accounting cost for the restricted stock units and stock options and does not correspond to the actual economic value that may be received upon settlement of the restricted stock units or exercise of the stock option or any sale of any of the underlying shares of common stock.

(2)	These amounts consist of 401(k) matching contributions.
(3)	Ms. Dilmore was designated as our principal financial officer and principal accounting officer, effective April 16, 2022.
(4)	Mr. Casten commenced employment with us on March 8, 2021 and departed the Company on April 16, 2022 as part of our reduction in force in an effort to reduce expenses.
(5)

For Mr. Casten, this amount also includes severance and vacation time accrued for in 2022 upon his departure from the Company as required per his employment agreement, of which $390,000 was attributable to salary, $12,750 was attributable to unused and accrued vacation compensation and $45,309 was attributable to 401(k) matching contributions and the cost of subsidized medical benefits and life and disability insurance premiums.

(6)	This amount represents the cash signing bonus awarded to Mr. Casten upon his commenced employment with the Company.

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NARRATIVE TO SUMMARY COMPENSATION TABLE

Base salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the fiscal year ended December 31, 2022, the annual base salaries for Ms. Henwood, Ms. Dilmore and Mr. Casten were $618,000, $213,720, which was increased to $235,092 effective March 14, 2022, and $390,000, respectively.

Equity Compensation

In 2022, we awarded equity compensation under our 2019 equity incentive plan to our named executive officers in the form of cash-settleable restricted stock units. We determine equity award amounts based on the judgment of our Compensation Committee, taking into account information and recommendations provided by our compensation consultant. With respect to our named executive officers other than our CEO, the Compensation Committee also considers recommendations provided by our CEO. In determining the amount of awards, the Compensation Committee generally does not consider an employee’s current equity ownership in our common stock or the prior awards that are fully vested, but may consider competitive market factors in our industry.

Our restricted stock unit awards typically vest in equal annual installments over a two- or four-year period subject to the continued service of the employee with us. We believe these vesting arrangements encourage our named executive officers to continue service with us for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

Non-Equity Incentive Plan Compensation

Each of our named executive officers are eligible to receive an annual performance bonus based on the achievement of pre-established corporate and/or individual objectives as determined by our Board and our Compensation Committee, in consultation with Pay Governance and upon review of the recommendations of our CEO for our other named executive officers. The Compensation Committee and the Board retained the discretion to make adjustments to the calculated bonus amount based on unexpected or unplanned events, the overall financial condition of the Company, extraordinary performance or underperformance or other factors deemed appropriate by the Compensation Committee and the Board. Each officer is assigned a target bonus expressed as a percentage of his or her base salary. Actual bonus payments may be higher or lower than the target bonus amount, as determined by our Board or Compensation Committee, based on the achievement of corporate and individual objectives. The target bonus amounts in 2022 for Ms. Henwood, Ms. Dilmore, and Mr. Casten were 60%, 25% and 37.5% of their respective base salaries. Mr. Casten was not entitled to a bonus for the 2022 fiscal year following his resignation.

In determining the amount of performance bonus awards, our Compensation Committee determines the level of achievement of the corporate goals and individual goals in respect of our non-CEO executive officers and our Board determines the amount of performance bonus awards for our CEO. In determining the level of achievement for our other named executive officers, our Compensation Committee reviews and considers the recommendations of our CEO. These achievement levels are used to determine each named executive officer’s bonus.

For 2022, the Compensation Committee and the Board determined that each named executive officer’s performance bonus should be based principally on contribution towards the achievement of corporate goals. These goals primarily included achievement of sales targets for ANJESO, raising capital to fund continued operations and managing cash to budget, out-licensing ANJESO or other pipeline candidates and completing pipeline development goals. The Compensation Committee and the Board determined that the percentage attainment of our corporate goals for 2022 was based primarily on achievement of revenue target for ANJESO, which was not achieved, and although other portions of the corporate goals for 2022 were achieved, in light of the company’s cash position, payment of performance bonuses would not be in the best interests of the Company or our shareholders. As such, our named executive officers did not receive cash bonuses for the year ended December 31, 2022.

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QUALIFIED AND NON-QUALIFIED PLANS

We maintain a tax-qualified savings plan under Section 401(k) of the Internal Revenue Code. Employees who participate in the plan may make elective deferrals to the plan, subject to the limitations imposed by the Internal Revenue Code. In addition, we match 100% of employee deferrals under the plan, up to a limit of 5% of the employee’s eligible compensation (the eligibility compensation limit is established by the IRS annually and was $305,000 for 2022). None of our named executive officers are covered by a non-qualified deferred compensation plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2022

The following table summarizes the number of shares of common stock underlying outstanding equity awards for each named executive officer as of December 31, 2022:

	Option Awards			Stock Awards
Name(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Under-lying Unexercised Options (#) Unexer-cisable	Option Exercise Price ($)	Option Expiration Date	Number of time-based vesting shares or units of stock that have not vested (#)	Market value of time-based vesting shares or units of stock that have not vested ($)(2)	Number of Performance-Based Vesting Shares or Units of Stock that Have Not Vested (#)	Market value of performance-based vesting shares or units of stock that have not vested ($)
Gerri Henwood
	98	33 (3)	$8,862	12/4/2029
	276	310 (4)	$2,380	12/21/2031
					22 (5)	$70
					986 (6)	$3,135
							378 (7)	$1,202
Jillian Dilmore
	4	2 (2)	$8,862	12/4/2029
	4	- (7)	$1,568	12/01/2030
	3	4 (8)	$1,820	1/14/2031
					386 (6)	$1,227
							1 (5)	$3

(1)	Mr. Casten departed as our Chief Financial Officer on April 16, 2022. He did not hold any outstanding equity awards as of December 31, 2022.
(2)

Represents the fair market value of unvested restricted stock units as of December 30, 2022, based upon the closing market price of our common stock on December 30, 2022, the last trading day of 2022, of $3.18 per share.

(3)	This stock option vests in equal monthly installments over 48 months, beginning on December 5, 2019, subject to continued employment with us.
(4)	This stock option vests in equal monthly installments over 48 months, beginning on January 20, 2021, subject to continued employment with us.
(5)	These restricted stock units vest in four equal annual installments beginning December 5, 2019, subject to continued employment with us.
(6)

These restricted stock units vest in two equal annual installments beginning June 15, 2022, subject to continued employment with us, and at our option, in cash, shares of common stock, or a combination thereof.

(7)	This performance-based restricted stock unit may vest upon meeting certain future financial, clinical, and operational goals.
(8)	This stock option vests in equal monthly installments over 48 months, beginning on January 15, 2021, subject to continued employment with us.

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EMPLOYMENT AGREEMENTS

We traditionally had employment agreements with each of our named executive officers.

Compensation

The employment agreements provide for annual base salaries for each of our named executive officers, subject to adjustment from time to time. In addition, the employment agreements provide that each of our named executive officers is eligible to participate in our Company’s incentive bonus program. The base salaries and target bonus opportunities that were in in effect for 2022 are described in the “Base Salaries” and “Annual Bonuses” sections above.

Restrictive Covenants

Under the employment agreements, the named executive officers are bound by a non-solicitation of employees and customers and a non-compete during their employment and the one-year period thereafter.

Termination and Severance

Pursuant to each of the employment agreements, if we terminate one of our named executive officer’s employment without cause (as defined below) or such named executive officer resigns for certain reasons described below within 12 months of a change of control (as defined below), such named executive officer will generally be entitled to receive:

(i) any accrued but unused vacation and paid time off and any earned but unpaid bonus in respect of the prior year, or the Accrued Benefits;

(ii) continuation of such named executive officer’s base salary and health insurance benefits (including for eligible dependents), at active employee rates, for a period of 12 months following the date of termination, with respect to Mr. Casten, and for a period of 18 months following the date of termination, with respect to Ms. Henwood;

(iii) a pro-rata annual bonus in respect of the fiscal year in which the effective date of termination occurs, to the extent such bonus is earned based on the applicable criteria, paid at the same time it would have otherwise been paid absent the named executive officer’s termination of employment; and

(iv) outplacement services for a period of 12 months following the date of termination, which shall not exceed $25,000.

In connection with Mr. Casten’s termination in 2022, he was entitled to the above benefits pursuant to the terms of his employment agreement.

If Ms. Henwood’s employment is terminated as a result of her disability or death, she or her estate will be entitled to receive:

(i) the Accrued Benefits;

(ii) continuation of Ms. Henwood’s base salary and health insurance benefits (including for eligible dependents) at active employee rates for a period of 12 months following the date of termination;

(iii) a pro-rata target bonus in respect of the fiscal year in which the effective date of termination occurs, paid within 30 days of termination.

The severance benefits described above are generally subject to the named executive officer’s execution of a release of claims in favor of the Company and our affiliates. If the severance and other benefits provided in a named executive officer’s employment agreement or otherwise payable to a named executive officer would be subject to excise tax under Section 280(G) of the Code, then the named executive officer’s severance benefits will be either delivered in

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full or delivered as to such lesser extent that would result in no portion of the severance benefits being subject to such excise tax, whichever results in the receipt by the named executive officer, on an after-tax basis, of the greatest portion of such total severance and other benefits.

Cause

For purposes of the employment agreements, “cause” generally means a named executive officer’s (1) commission of an act of fraud or dishonesty against us; (2) willful failure to substantially perform his or her duties or material violation of the employment agreement, which failure or violation continues for 30 days or more following written notice to such named executive officer; (3) loss of any permit, license, accreditation or other authorization necessary for such named executive officer to perform his or her duties; (4) conviction of a felony or a plea of “no contest” to a felony; or (5) conduct that is likely, in the judgment of our Board, to materially adversely affect our reputation that continues for 5 days or more following written notice by us of such conduct.

Change of Control

For purposes of the employment agreements, a “change of control” shall generally be deemed to have occurred upon the happening of any of the following events: (1) the consummation by us of a plan of dissolution or liquidation; (2) the consummation of the sale or disposition of all or substantially all of our assets; (3) the consummation by us of a merger, consolidation or other shareholder-approved fundamental business transaction in which we are a participant with another entity where our shareholders, immediately prior to the referenced transaction, will not beneficially own, immediately after the referenced transaction, shares or other equity interests entitling such shareholders to more than 50% of all votes to which all equity holders of the surviving entity would be entitled in the election of directors; (4) a third party shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of our outstanding shares of the common stock; or (5) a majority of the Board shall have been members of the Board for less than twenty-four (24) months.

A named executive officer will receive the payments and benefits described above if he or she resigns within 12 months of a change of control, because we and/or our successor: (1) materially and adversely change such named executive officer’s status, responsibilities or perquisites; (2) reduce such named executive officer’s base salary, except as part of an across the board decrease in which such executive officer’s percentage reduction is not more than any other executive officer, or reduce such named executive officer’s target bonus opportunity; or (3) require such officer to be principally based at any office or location more than 50 miles from such named executive officer’s principal office prior to the change of control, subject to a 30 day cure period, in each case, if we fail to cure these circumstances within 30 days after receiving notice from the named executive officer of his or her basis to resign.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2021, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

EMPLOYMENT OF CERTAIN RELATED PERSONS

Mr. Chris Sharr, Ms. Henwood’s brother, has been our Vice President, Manufacturing since the separation between Recro Pharma, Inc. and Baudax Bio, Inc. in November 2019. Mr. Sharr earned $316,482 in compensation in 2022, including base salary, equity compensation, which is determined in accordance with ASC 718, and 401(k) matching contributions, . Mr. Sharr earned $359,260 in compensation in 2021, including base salary, bonus, equity compensation, which is determined in accordance with ASC 718, and 401(k) matching contributions. The assumptions made in the valuation of Mr. Sharr’s equity compensation are included in Note 14 of the Notes to the Annual Financial Statements included in our 2022 Annual Report. Mr. Sharr’s compensation was approved by our Compensation Committee and Audit Committee.

Ms. Diane Myers, Ms. Henwood’s sister, has been our Senior Vice President, Regulatory and Quality since the Separation in November 2019. Ms. Myers earned $411,823 in compensation in 2022, including base salary, equity compensation, which is determined in accordance with ASC 718, and 401(k) matching contributions. Ms. Myers earned $457,445 in compensation in 2021, including base salary, bonus, equity compensation, which is determined in accordance with ASC 718, and 401(k) matching contributions. The assumptions made in the valuation of Ms. Myers’ equity compensation are included in Note 14 of the Notes to the Annual Financial Statements included in our 2022 Annual Report. Ms. Myers’ compensation was approved by our Compensation Committee and Audit Committee.

Each of Ms. Myers and Mr. Sharr participate in our general welfare and benefit plans. Ms. Henwood does not have a material interest in the employment of Ms. Myers or Mr. Sharr, nor does she share a household with any of them. Our Compensation Committee and Audit Committee approve the compensation of all related persons.

FINANCING ARRANGEMENTS WITH 5% HOLDERS

Armistice Capital Master Fund Ltd.

Armistice Capital Master Fund, Ltd., or Armistice, is a related party due to the fact that for periods on or after January 1, 2021 it owned, or participated in transactions with the Company resulting in it becoming a holder of, 5% or more of our common stock.

January 2021 Warrant Exercise and Registered Direct Offering

On January 21, 2021, we entered into an inducement offer letter agreement with Armistice, pursuant to which we offered warrants exercisable for an aggregate of 7,358 shares of common stock at an offering price of $175 per warrant in exchange for the exercise of Armistice’s warrants that were issued to it on December 21, 2020, at an exercise price of $2,240.00 per warrant.

February 2021 Registered Direct Offering

On February 8, 2021, we entered into a Securities Purchase Agreement with certain institutional investors, including Armistice, pursuant to which we agreed to issue and sell, in a registered direct offering, 7,857 shares of our common stock, par value $0.01 per share at an offering price of $2,240.00 per share, including 1,786 shares that were sold to Armistice in such offering.

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May 2021 Registered Direct Offering

On May 31, 2021, we entered into a Securities Purchase Agreement with certain institutional investors, including Armistice, pursuant to which we agreed to issue and sell, in a registered direct offering, 10,021 shares of our common stock, par value $0.01 per share at an offering price of $1,190 per share, including 6,013 shares that were sold to Armistice in such offering. We also offered and sold to Armistice warrants to purchase an aggregate of 6,013 shares of common stock, at an exercise price of $1,260.00 per share.

December 2021 Registered Direct Offering

On December 27, 2021, we entered into a Securities Purchase Agreement with certain institutional investors, including Armistice, pursuant to which we agreed to issue and sell, in a registered direct offering, 42,289.3 shares of our Series A Preferred Stock, par value $0.01 per share, with a stated value of $100.00 per share, including 24,000 shares that were sold to Armistice in such offering. We also offered and sold to Armistice warrants to purchase an aggregate of 5,143 shares of common stock, at an exercise price of $448.00 per share.

February 2022 Public Offering

On February 24, 2022, we entered into an Underwriting Agreement with H.C. Wainwright & Co., LLC, or Wainwright, pursuant to which we offered and sold, in a public offering, (i) 45,791 shares of common stock, par value $0.01 (ii) pre-funded warrants exercisable for an aggregate of 41,929 shares of common stock and (iii) warrants exercisable for an aggregate of 87,719 shares of common stock, with an exercise price of $130 per share at a public offering price of (i) $114.00 per share of common stock and accompanying warrant, and (ii) $113.60 for pre-funded warrant and accompanying warrant. Armistice participated in the offering and purchased 11,500 shares of common stock, 36,746 pre-funded warrants and 48,246 warrants to purchase common stock.

May 2022 Registered Direct Offering

On May 17, 2022, we entered into a Securities Purchase Agreement with certain institutional investors, including Armistice, pursuant to which we agreed to issue and sell, in a registered direct offering, 41,152 shares of our common stock, par value $0.01, and, in a concurrent private placement, warrants exercisable for up to an aggregate of 41,152 shares of common stock, par value $0.01, at a combined offering price of $48.60 per share, at an exercise price of $43.60 per share, and associated warrant, including 14,404 shares which were sold to Armistice in such offering and warrants to purchase an aggregate of 14,404 shares of common stock.

August 2022 Public Offering and Warrant Reprice

On August 24, 2022, we entered into a Placement Agent Agreement with H.C. Wainwright & Co. LLC, or Wainwright, pursuant to which we offered and sold, in a public offering, 188,872 shares of common stock, par value $0.01, warrants to purchase 590,959 shares of common stock with an exercise price of $21.00 per share of common stock and pre-funded warrants exercisable for an aggregate of 106,607 shares of common stock, with an exercise price of $20.60 per share of common stock and accompanying warrant. Armistice participated in the offering and purchased 39,250 shares of common stock, 285,716 warrants to purchase common stock, with an exercise price of $21.00 per share of common stock and 103,607 pre-funded warrants.

On August 24, 2022, we entered into warrant amendment agreements with Armistice’s (i) Series A warrants to purchase 7,234 shares of common stock with an exercise price of $1,680.00 per share, (ii) warrants to purchase 7,358 shares of common stock with an exercise price of $2,240.00 per share, (iii) Warrants to purchase 6,013 shares of common stock with an exercise price of $1,260.00 per share, (iv) warrants to purchase 5,143 shares of common stock with an exercise price of $448.00 per share, and (v) warrants to purchase 48,246 shares of common stock with an exercise price of $130.00 per share or the Existing August Warrants. Under the Warrant Amendment Agreements, we agreed to amend the Existing Warrants by lowering the exercise price of the Existing Warrants to $23.92 per share.

December 2022 Public Offering and Warrant Reprice

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On December 2, 2022, we entered into a warrant amendment agreement with Armistice’s (i) warrants to purchase 7,234 shares of common stock with an exercise price of $23.92 per share, (ii) warrants to purchase 7,358 shares of common stock with an exercise price of $23.92 per share, (iii) warrants to purchase 6,013 shares of common stock with an exercise price of $23.92 per share, (iv) warrants to purchase 5,143 shares of common stock with an exercise price of $23.92 per share, (v) warrants to purchase 48,246 shares of common stock with an exercise price of $23.92 per share, (vi) Series A-1 warrants to purchase 14,404 shares of common stock with an exercise price of $43.60 per share, (vii) Series A-2 warrants to purchase 142,858 shares of common stock with an exercise price of $21.00 per share and (viii) warrants to purchase 142,858 shares of common stock with an exercise price of $21.00 per share, or the December Existing Warrants. We (i) agreed to amend the December Existing Warrants by lowering the exercise price of the December Existing Warrants to $4.50 per share and (ii) amend the expiration date of the December Existing Warrants to December 6, 2027, in each case effective on December 6, 2022.

On December 5, 2022, we entered into a securities purchase agreement with Armistice, pursuant to which we offered and sold to Armistice, in a public offering, 54,787 shares of common stock, par value $0.01, warrants to purchase 2,085,574 shares of common stock with an exercise price of $4.500 per share of common stock and pre-funded warrants exercisable for an aggregate of 988,000 shares of common stock, with an exercise price of $4.785 per share of common stock and accompanying warrant.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written related party transaction policy that governs the review and approval of related party transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Pursuant to this policy, if we want to enter into a transaction with a related party or an affiliate of a related party, the Audit Committee will review the proposed transaction to determine, based on applicable rules of Nasdaq and the SEC, whether such transaction requires pre-approval by the Audit Committee. If pre-approval is required, the proposed transaction will be reviewed at the next regular or special meeting of the Audit Committee, and we may not enter into a related party transaction unless the Audit Committee has specifically confirmed in writing that either no further reviews are necessary or that all requisite corporate reviews have been obtained. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction. All of the transactions described under “Certain Relationships and Related Party Transactions” in this Proxy Statement either were approved or ratified in compliance with this policy.

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EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options restricted stock units	(b) Weighted- average exercise price of outstanding options and other rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	12,499(2)	$3,509.06	27,997
Equity compensation plans not approved by security holders(4)	51(3)	$4,203.28	-
Total	12,550	$3,525.88	27,997

(1)	Represents the weighted-average exercise price of outstanding stock options and does not include restricted stock units.
(2)

Consists of outstanding (i) options to purchase 1,892 shares of common stock and (ii) restricted stock units covering an aggregate of 10,607 shares of common stock. Shares of common stock in settlement of vested restricted stock units are deliverable within 30 days of the vesting date.

(3)

Reflects grants of stock options to purchase 47 shares of common stock and restricted stock units covering an aggregate of 4 shares of common stock that were “inducement grants” as defined under Nasdaq Listing Rule 5635(c)(4). The terms and conditions of each inducement grant are subject to the terms and conditions of Forms of Award Agreements filed with the Company’s 2020 Annual Report

(4)

Our board of directors has not established any specific number of shares that could be issued without shareholder approval. Inducement grants to new key employees are determined on a case-by-case basis. Other than possible inducement grants, we expect that all equity awards will be made under shareholder-approved plans.

Other information with respect to this item is set forth in this Proxy Statement under the headings “Security Ownership of Directors, Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation,” and is incorporated herein by reference.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of April 15, 2023 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each named executive officer identified in the “Summary Compensation Table” above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of common stock outstanding is based on 2,585,702 shares of our common stock outstanding as of April 15, 2023. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of April 15, 2023 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
5% or Greater Shareholders

Named Executive Officers and Directors
Gerri Henwood(1)	1,882	*
Richard S. Casten(2)	96	*
Jillian Dilmore(3)	16	*
William L. Ashton(4)	159	*
Arnold Baskies, M.D. (5)	120	*
Winston J. Churchill(6)(7)	1,093	*
Andrew Drechsler(8)	113	*
Wayne Weisman(7)(9)	995	*
All executive officers and directors as a group (8 persons) (10)	3,647	*

*	Less than 1%
(1)

Ms. Henwood holds (i) 1,432 shares of our common stock, which includes 14 shares of our common stock held by Ms. Henwood’s husband, Thomas Henwood, and (ii) stock options to purchase 450 shares of our common stock that may be exercised within 60 days of April 15, 2023. As spouses, Mr. and Ms. Henwood may be deemed to beneficially own the shares of our common stock that are held by the other spouse. Mr. and Ms. Henwood disclaim beneficial ownership of the shares of our common stock that are held by the other spouse.

(2)	Based on the latest available information, Mr. Casten holds 96 shares of our common stock.

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(3)	Ms. Dilmore holds 3 shares of our common stock and 13 shares of our common stock that may be exercised within 60 days of April 15, 2023.
(4)	Mr. Ashton holds 76 shares of our common stock and stock options to purchase 83 shares of our common stock that may be exercised within 60 days of April 15, 2023.
(5)	Dr. Baskies holds 61 shares of our common stock and stock options to purchase 59 shares of our common stock that may be exercised within 60 days of April 15, 2023.
(6)	Mr. Churchill holds 183 shares of our common stock and stock options to purchase 83 shares of our common stock that may be exercised within 60 days of April 15, 2023.
(7)

SCP Vitalife Partners II, L.P., or SCP Vitalife Partners, SCP Vitalife Partners (Israel) II, L.P., or SCP Vitalife Israel, SCP Vitalife II Associates, L.P., or SCP Vitalife Associates, SCP Vitalife II GP, LTD (SCP Vitalife GP), Winston J. Churchill, Jeffrey Dykan, and Wayne B. Weisman. SCP Vitalife Partners beneficially owns 620 shares of common stock and SCP Vitalife Israel beneficially owns 207 shares of common stock. As the general partner of SCP Vitalife Partners and SCP Vitalife Israel, SCP Vitalife Associates may be deemed to beneficially own 827 shares of common stock. As the general partner of SCP Vitalife Associates, SCP Vitalife GP may be deemed to beneficially own 620 shares of common stock. As directors of SCP Vitalife GP, Messrs. Churchill, Dykan and Weisman may be deemed to beneficially own 620 shares of common stock. SCP Vitalife Partners shares dispositive and voting power with respect to the 620 shares of common stock owned. SCP Vitalife Israel shares dispositive and voting power with respect to the 207 shares of common stock owned. SCP Vitalife Associates, SCP Vitalife GP, Messrs. Churchill, Dykan and Weisman have shared dispositive and voting power with respect to the aggregate 207 shares of common stock owned by SCP Vitalife Partners and SCP Vitalife Israel.

(8)	Mr. Drechsler holds 54 shares of our common stock and stock options to purchase 59 shares of our common stock that may be exercised within 60 days of April 15, 2023.
(9)	Mr. Weisman holds 85 shares of our common stock and stock options to purchase 83 shares of our common stock that may be exercised within 60 days of April 15, 2023.
(10)	Includes stock options to purchase 830 shares of our common stock that may be exercised within 60 days April 15, 2023.

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PROPOSALS TO BE VOTED ON
PROPOSAL 1: ELECTION OF CLASS I DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2026
At the Annual Meeting, our shareholders will vote on the election of the Class I director nominees named in this Proxy Statement as directors, each to serve until our 2026 Annual Meeting of Shareholders and until each of their respective successors are elected and qualified. Our Board has unanimously nominated Andrew Drechsler and Gerri Henwood for election to our Board at the Annual Meeting.
Mr. Drechsler and Ms. Henwood have agreed to be named and to serve, and we expect each of them to be able to serve if elected. If either nominee is unable to serve, the Governance Committee will recommend to our Board a replacement nominee. The Board may then designate another nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF EisnerAmper AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

The Audit Committee of the Board has appointed and engaged EisnerAmper to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the 2023 fiscal year, and to perform audit-related services. EisnerAmper has served as our independent registered public accounting firm since 2022.

Shareholders are hereby asked to ratify the Audit Committee’s appointment of EisnerAmper as our independent registered public accounting firm for the 2023 fiscal year.

The Audit Committee is solely responsible for selecting our independent auditors. Although shareholder ratification of the appointment of EisnerAmper to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek shareholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the shareholders do not ratify the appointment of EisnerAmper, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of EisnerAmper are expected to virtually attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

PROPOSAL 3: AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

The Board believes that stock-based incentive awards can play an important role in the success of the Company by providing an additional incentive to current and prospective employees, consultants and directors of the Company to enter into or remain in the service or employ of the Company or any affiliate and to devote themselves to the Company’s success, and to encourage the creation of shareholder value. The Board believes that providing such

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persons with opportunities to acquire or increase their interests in the Company through options to purchase the Company’s common stock, grants of stock appreciation rights and awards of the Company’s common stock, assures a closer identification of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

We adopted the Baudax Bio, Inc. 2019 Equity Incentive Plan, or the 2019 Plan, in November 2019. On April 27, 2023, the Board adopted an amendment and restatement of the 2019 Plan, or the Amended and Restated Plan, subject to shareholder approval. The Amended and Restated Plan increases the aggregate number of shares authorized for issuance under the 2019 Plan by three hundred thousand shares (300,000), such that the new aggregate number of shares available for issuance under the Amended and Restated Plan will be three hundred thirty-one thousand five hundred eighty-one shares (331,581), in each case subject to adjustment as provided for in the Amended and Restated Plan. The Amended and Restated Plan is designed to enhance the flexibility to grant equity awards to our current and prospective employees, consultants and directors to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. A copy of the Amended and Restated Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.

We are requesting that shareholders approve the proposed Amended and Restated Plan. If this proposal is approved by our shareholders at the 2023 Annual Meeting, the Amended and Restated Plan providing for the additional three hundred thousand (300,000) shares will become effective on the date of the 2023 Annual Meeting. If shareholders do not approve this proposal, the proposed three hundred thousand (300,000) additional shares will not become available for issuance under the Amended and Restated Plan. The 2019 Plan will otherwise remain in effect in accordance with its terms. In such event, the Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Reasons Why We Urge Shareholders to Vote in Favor of the Amended and Restated Plan

Our Board recommends a vote for the approval of the Amended and Restated Plan for the following reason:

•
Alignment of employee and shareholder interests. We currently provide long-term incentives using equity awards to all of our colleagues. With your approval of the Amended and Restated Plan, we will be able to continue providing equity awards to align the interests of key personnel with the interests of our shareholders.

•
Approval is necessary to continue an equity based compensation program. If shareholders do not approve the Amended and Restated Plan, we may have to turn to alternative award vehicles, including cash, which will not achieve our shareholder alignment objectives, and will negatively impact our cash management and operating expenses. Based on the remaining capacity under the 2019 Plan, we do not expect to have sufficient capacity to make our next annual cycle of equity awards.

•
Equity enables us to attract, retain and motivate key talent. The Amended and Restated Plan is a critical tool to allow us to attract, retain, and motivate key employees by providing incentives directly related to increases in the value of our stock.

As of April 15, 2023, there were stock options to acquire 1,537 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $3,502.85 and a weighted average remaining term of 7.9 years. In addition, as of April 15, 2023, there were 10,219 unvested restricted stock units outstanding under our equity compensation plans. Other than the foregoing, no awards were outstanding under our equity compensation plans as of April 15, 2023. As of April 15, 2023, 28,769 shares of our common stock remain available for issuance under the 2019 Plan. This amount does not reflect the additional 300,000 shares reserved under the Amended and Restated Plan, as set forth in this proposal.

Summary of Material Features of the Amended and Restated Plan

•
The maximum number of shares of common stock to be issued under the Amended and Restated Plan is three hundred thirty-one thousand five hundred eighty-one shares (331,581), after giving effect to the proposed share increase;

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•
The award of stock options (both incentive and non-qualified options), stock appreciation rights, stock awards, restricted stock awards, and restricted stock units;
•
If any grant under the Amended and Restated Plan expires, lapses, terminates unexercised, becomes unexercisable or is forfeited as to any shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld shares will be available for further grants under the Amended and Restated Plan unless, in the case of options granted under the Amended and Restated Plan, related stock appreciation rights are exercised.
•
Upon the exercise of a stock appreciation right that is settled in shares of common stock, the number of shares underlying the award will be charged to the reserved pool. Awards under the Amended and Restated Plan settled in cash will not be counted against the foregoing maximum share limitations;
•
Any material amendment to the Amended and Restated Plan is subject to approval by our shareholders; and
•
The term of the Amended and Restated Plan will expire on November 4, 2029.

Based solely on the closing price of our common stock as reported by Nasdaq on April 15, 2023 and the maximum number of shares that would have been available for awards as of such date under the Amended and Restated Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Amended and Restated Plan is 48,332. The shares of common stock underlying any awards that are expired, lapsed, terminated unexercised, became unexercisable, or otherwise forfeited under the Amended and Restated Plan and shares tendered or held back under the Amended and Restated Plan to cover the exercise price or tax withholding will be added back to the shares of common stock available for issuance under the Amended and Restated Plan. Shares subject to a stock appreciation right that are issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of common stock available for issuance under the Amended and Restated Plan.

Summary of Our Amended and Restated 2019 Equity Incentive Plan

The following description of certain features of the Amended and Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended and Restated Plan, which is attached hereto as Exhibit A.

Purpose. The Amended and Restated Plan is intended as an additional incentive to current and prospective employees, consultants and directors to enter into or remain in the service or employ with us or any affiliate, to devote themselves to our success, and to encourage the creation of shareholder value. Under the Amended and Restated Plan, we may provide such persons with opportunities to acquire or increase their interests in us through options to purchase our common stock, grants of stock appreciation rights and awards of our common stock. Under the Amended and Restated Plan, we may grant (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) stock awards, (v) restricted stock awards, and (vi) restricted stock units.

Authorized Shares. A total of three hundred thirty-one thousand five hundred eighty-one shares of our common stock will be reserved for issuance under the Amended and Restated Plan. In addition, on December 1 of each year, the number of shares of common stock reserved for issuance under the Amended and Restated Plan will be automatically increased, without the necessity of further approval from our shareholders or our Board, by an amount equal to no greater than five percent (5%) of our issued and outstanding common stock on such date. If any award under the Amended and Restated Plan expires, lapses, terminates unexercised, becomes unexercisable or is forfeited, or if shares underlying an award are tendered or withheld in payment of the exercise price of an award or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld shares shall thereafter be available for further awards under the Amended and Restated Plan unless, in the case of stock options granted under the Amended and Restated Plan, related stock appreciation rights are exercised. With respect to stock appreciation rights that are settled with shares, upon settlement, only the number of shares delivered to a participant upon the exercise of the stock appreciation right shall count against the number of shares issued under the Amended and Restated Plan. Awards

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under the Amended and Restated Plan that are settled in cash shall not be counted against the foregoing maximum share limitations. In the event that any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in our corporate structure or our shares affects shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Amended and Restated Plan, the Board shall make such equitable adjustments in any or all of the following in order to prevent such dilution or enlargement of rights: the number and kind of shares or other property available for issuance under the Amended and Restated Plan (including, without limitation, the total number of shares available for issuance under the Amended and Restated Plan), the number and kind of awards or other property covered by awards, and the exercise price of outstanding options and stock appreciation rights.

Eligibility. Awards under the Amended and Restated Plan may be granted to our employees or employees of any parent or subsidiary affiliate. Awards may also be made to our consultants and members of our Board. Only employees may be granted incentive stock options.

Administration. The Compensation Committee will administer the Amended and Restated Plan (except with respect to any award granted to non-employee directors, which is administered by our full Board). Subject to the terms and conditions of the Amended and Restated Plan, our Compensation Committee will have the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, determine the number of awards to grant, determine the number of shares to be subject to such awards, and the terms and conditions of such awards, and to interpret the Amended and Restated Plan.

Awards. The Amended and Restated Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, restricted stock awards and restricted stock units. Each award is set forth in a separate award agreement with the person receiving the grant, which agreement indicates the type, terms, restrictions and conditions of the award. A recipient may receive more than one award of stock options, stock appreciation rights, stock awards, restricted stock or restricted stock units.

Stock Options. Stock options entitle the holder to purchase from us a stated number of shares of common stock. The Amended and Restated Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the Amended and Restated Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended and Restated Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended and Restated Plan will be determined by the Board and may include payment: (i) by cash, (ii) by certified check payable to us, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; (iv) by delivery of shares of common stock, as permitted in the discretion of the Board, (v) by a net exercise arrangement (for NSOs only); (vi) in other legal consideration approved by the Board and permitted for the issuance of shares under the Pennsylvania Business Corporation Law, as amended; or (vii) any combination of the foregoing.

Stock options granted under the Amended and Restated Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board or at the rate specified in the stock option agreement. Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant terminates employment with us due to death or disability, the participant’s unexercised options may be exercised, to the extent they were exercisable on the termination date, for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If the participant terminates employment with us (or our affiliates) for cause, (i) all unexercised options (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options for which we have not yet delivered share certificates will be forfeited. If the participant’s employment terminates for any other reason, any vested but unexercised options may be exercised by the participant, to the extent exercisable at the time of termination, for a period of three months from the termination date or until the expiration of the original option term, whichever period is shorter. Unless otherwise provided by the

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Compensation Committee, any options that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•
the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•
the term of the ISO must not exceed five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights represent the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period and may be granted in connection with options or on a standalone basis pursuant to stock appreciation right agreements. The appreciation amount may be settled in shares of our common stock, cash or a combination thereof. The strike price of each stock appreciation right will be determined by the Board. The Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended and Restated Plan.

Stock Awards. Stock awards consist of transferred shares of our common stock without payment or any other consideration. Stock awards shall be subject to the terms and conditions as the Board determines, including restrictions on sale or other disposition and our rights to reacquire such shares subject to a stock award upon termination of continuous services with us.

Restricted Stock Awards. Restricted stock awards are grants of our common stock pursuant to restricted stock award agreements, which may impose limitations on such shares, including any limitation on the right to vote shares or receive any dividend, other rights or property. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture conditions to be determined by the Board. If the specified conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited. If the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares.

Restricted Stock Unit Awards. Restricted stock unit awards, or RSUs, may be granted pursuant to restricted stock unit award agreements. RSUs are granted in reference to a specified number of shares of common stock and entitle the holder to receive, subject to satisfaction of forfeiture conditions, if any, one share (or the value of one share) of common stock (at the time of distribution) for each such share of common stock covered by the RSU. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination of service a participant will forfeit all RSUs that then remain subject to forfeiture, subject to pro rata vesting upon a termination due to retirement, death or disability.

Extension of Time to Exercise Options. Our Board may extend the period of time that a non-qualified stock option may be exercised by a person whose employment with the Company and its affiliates has terminated, provided that the time to exercise an option may not be extended beyond the original term of such option.

Change in Control. Unless otherwise provided in a recipient’s employment or service agreement, in the event of a Change in Control (as defined in the Amended and Restated Plan), our Board may take whatever action with respect to outstanding awards it deems necessary or desirable, including, without limitation, accelerating the vesting of an award or terminating or redeeming an award. If options or stock appreciation rights granted pursuant to the Amended and Restated Plan are accelerated, such awards shall become immediately exercisable in full.

Amendment and Termination. The Amended and Restated Plan will automatically terminate ten years from the date of its adoption by the Board, unless terminated at an earlier time by the Board. Our Board may also amend the

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Amended and Restated Plan from time to time and in such manner as it deems advisable, Notwithstanding the foregoing, any amendment that would change the individuals eligible to receive awards under the Amended and Restated Plan, extend the expiration date of the Amended and Restated Plan, or increase the maximum number of shares of common stock available for issuance under the Amended and Restated Plan (other than as a result of a yearly increase not in excess of five percent (5%) of our issued and outstanding common stock) will only be effective if approved by a majority of our outstanding voting stock then outstanding.

New Plan Benefits

Because the grant of awards under the Amended and Restated Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended and Restated Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended and Restated Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2022: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options		Stock Awards
Name and Position	Average Exercise Price ($)	Number of Awards (#)	Dollar Value ($)(1)		Number of Awards (#)
Gerri Henwood, President and Chief Executive Officer	-	-	29,974		986
Jillian Dilmore, Principal Financial Officer and Principal Accounting Officer	-	-	11,734		386
Richard S. Casten, Former Chief Financial Officer	-	-	-		-
All current executive officers, as a group	-	-	41,708	(2)	1,372
All current directors who are not executive officers, as a group	-	-	149,872	(2)	4,930
All current employees who are not executive officers, as a group	-	-	77,064	(2)	2,535
All current executive officers, directors and employees, as a group	-	-	268,644		8,837
(1)
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 14 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2022.
(2)
Represents the aggregate grant date fair value for the group.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended and Restated Plan, This summary is based on the federal tax laws in effect as of the date of this information statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant in the Amended and Restated Plan will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

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A participant will have income upon the sale of the shares acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the shares, If a participant sells the shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the shares prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and, if the sales proceeds exceed the value of the shares on the date of exercise, all or a portion of the profit will be ordinary income and the portion (if any) by which the sales proceeds exceed the exercise date value will be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term. If a participant sells the shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Nonqualified Stock Options. A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the shares on the day the participant exercised the option less the exercise price. Upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any shares received, Upon the sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the shares less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the participant does not make an 83(b) election, then when the shares vest the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. In each case, any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the shares on such date less the purchase price, if any. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended and Restated Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to us. There will be no tax consequences to us with respect to awards made under the Amended and Restated Plan, except that we will be entitled to a deduction when a participant has compensation income (or upon a disqualifying disposition of an incentive stock option). Any such deduction will be subject to the limitations of Section 162(m) of the Code.

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OTHER INFORMATION
OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the shareholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Shareholders intending to present a proposal to be considered for inclusion in the proxy statement for our 2024 Annual Meeting of Shareholders, shareholder proposals must be received by us no later than the close of business on December 30, 2023. If we change the date of the 2024 Annual Meeting of Shareholders by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals must be received no later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first in order to be considered for inclusion in our proxy statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Shareholders intending to present a proposal or nominate a director for election at our 2024 Annual Meeting of Shareholders without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2024 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal or nomination no earlier than February 3, 2024 and no later than the close of business on March 4, 2024. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Secretary. If the shareholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 3, 2024.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to shareholders and proxy statement, may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355, Attention: Corporate Secretary, telephone: (484) 395-2440. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

Shareholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from shareholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

AVAILABILITY OF MATERIALS

Our 2022 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the internet at www.baudaxbio.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock, without charge, upon written request to President and Chief Executive Officer, Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355. In addition, it is available to beneficial and record holders of our common stock at www.proxyvote.com.

Exhibit A

BAUDAX BIO, INC.

AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

1. Purpose.The Baudax Bio, Inc. Amended and Restated 2019 Equity Incentive Plan is intended as an additional incentive to current and prospective employees, consultants and directors of the Company to enter into or remain in the service or employ of the Company or any Affiliate and to devote themselves to the Company’s success, and to encourage the creation of shareholder value. Under the Plan, the Company may provide such persons with opportunities to acquire or increase their interests in the Company through options to purchase the Company’s Common Stock, grants of stock appreciation rights and awards of the Company’s Common Stock. Under the Plan, the Company may grant (i) ISOs, (ii) Nonqualified Options, (iii) Stock Appreciation Rights, (iv) Stock Awards, (v) Restricted Stock Awards and (vi) Restricted Stock Units.

2. Term of Plan. The Plan was originally adopted by the Board of Directors on November 4, 2019. This Amended and Restated Plan was adopted by the Board of Directors on April 27, 2023.

3. Definitions.Capitalized terms not otherwise defined in the Plan shall have the following meanings:

“Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock Award or Restricted Stock Unit granted pursuant to the terms of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” for termination of employment or service shall have the meaning ascribed thereto in the Recipient’s employment or service agreement or, in the absence of such a definition, shall mean:

(i) Conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or an Affiliate;

(ii) Conduct that has caused demonstrable and serious injury to the Company or an Affiliate, monetary or otherwise;

(iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Board;

(iv) Breach of duty of loyalty to the Company or an Affiliate or other act of fraud or dishonesty with respect to the Company or an Affiliate; or

(v) Violation of the Company’s code of conduct.

The definition of Cause set forth in the Recipient’s employment or service agreement with the Company or any of its Affiliates shall control if such definition is different from the definition of Cause set forth herein.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any particular section of the Code shall include any successor section.

“Common Stock” means the Common Stock, par value $0.01, of the Company.

“Company” means Baudax Bio, Inc., a Pennsylvania corporation.

“Disability” means, as determined by the Board, (a) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months or (b) Recipient’s becoming disabled within the meaning of section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock on any day means the officially-quoted closing selling price of the stock on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the NASDAQ Capital Market) for the applicable trading day.

“Grant Date” means the effective date on which an Option is granted to an Optionee under the Plan.

“ISO” means an Option granted under the Plan that is intended to qualify as an incentive stock option within the meaning of section 422(b) of the Code.

“Nonqualified Option” means an Option granted under the Plan that is not intended to qualify as an ISO.

“Option” means an option to purchase Common Stock granted under the Plan, which may be designated as either an ISO or a Nonqualified Option.

“Option Documents” means written documents in such form as approved from time to time by the Board, which shall be given to Optionees and shall set forth the terms and conditions of Options granted to Optionees under the Plan.

“Optionee” means an employee, consultant or director to whom an Option is granted under the Plan.

“Option Price” means the price at which Option Shares may be purchased under the terms of an Option.

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“Option Shares” means the shares of Common Stock that may be purchased by an Optionee upon exercise of an Option.

“Performance Goals” means goals and objectives established by the Board, in its sole discretion, as contingencies for Awards to vest and/or become exercisable or distributable based on such criteria and objectives as the Board may select from time to time, including, without limitation, the performance of the Recipient, the Company, one or more of its Affiliates or divisions or any combination of the foregoing.

“Plan” means the Baudax Bio, Inc. Amended and Restated 2019 Equity Incentive Plan.

“Recipient” means an employee, consultant or director to whom an Option, Stock Award, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit is granted under the Plan.

“Restricted Stock Award” means a grant of shares under this Plan that is subject to the restrictions under Section 8.

“Restricted Stock Unit” means a contractual right underlying an Award granted under Section 8 that is denominated in shares, which unit represents a right to receive a share (or the value of a share) upon the terms and conditions set forth in the Plan and the applicable agreement.

“SAR Shares” means the shares of Common Stock that may be issued in connection with the Company’s payment upon the exercise of a Stock Appreciation Right.

“Separation from Service” means, (i) with respect to a Recipient who is an employee of the Company or an Affiliate, the termination of employment with the Company and all Affiliates that constitutes a “separation from service” within the meaning of Treas. Reg. § 1.409A-l(h)(l), (ii) with respect to a Recipient who is a consultant of the Company or an Affiliate, the expiration of his contract or contracts under which services are performed that constitutes a “separation from service” within the meaning of Treas. Reg. § 1.409A-l(h)(2), or (iii) with respect to a Recipient who is a non-employee director of the Company or an Affiliate, the date on which such non-employee director ceases to be a member of the Board (or other applicable board of directors) for any reason.

“Stock Appreciation Right” means a Recipient’s right to receive from the Company, in SAR Shares, cash or a combination thereof, an amount in excess, if any, of (i) if the Stock Appreciation Right is granted in connection with an Option, the Fair Market Value of such Option Shares on the date of surrender of such Option Shares over the Option Price of such surrendered Option Shares, or (ii) if the Stock Appreciation Right is granted on a stand-alone basis, the Fair Market Value of the Common Stock on the date of exercise over the initial basis of the Stock Appreciation Right as determined under the Stock Appreciation Right Agreement provided the initial basis shall be at least the Fair Market Value of the Common Stock on the date of grant.

“Stock Appreciation Right Agreement” means the agreement between the Company and Recipient pursuant to which a Stock Appreciation Right is granted.

“Stock Award” means the award of Common Stock granted to a Recipient under the Plan.

“Stock Award Shares” means shares of Common Stock which are issued pursuant to a Stock Award under the Plan.

4. Administration.The Plan shall be administered by a committee of Board members, which may consist of “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. To the extent that a committee or subcommittee administers the Plan, references in the Plan to the “Board” shall be deemed to refer to the committee or subcommittee.

The Board shall, from time to time at its discretion, grant Awards pursuant to the terms of the Plan. The Board shall have plenary authority to determine the Recipients to whom, and the times at which, Awards shall be granted, and the form and substance of Awards made under the Plan to each Recipient, and the conditions and restrictions, if any, subject to which such Awards will be made (which need not be identical for all Recipients) thereof, subject, however, to the express provisions of the Plan. In making such determinations the Board may take into account the nature of the Recipient’s services and responsibilities, the Recipient’s present and potential contribution to the Company’s success, and such other factors as it may deem relevant. The interpretation and construction by the Board of any provision of the Plan or of any Award granted under it shall be final, binding and conclusive. Notwithstanding the foregoing, the Board shall not take any of the following actions without shareholder approval, except as provided in Section 12: (i) reduce the exercise price following the grant of an Option or Stock Appreciation Right; (ii) exchange an Option or Stock Appreciation Right which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares; or (iii) cancel an Option or Stock Appreciation Right in exchange for a replacement option or another Award with a lower exercise price.

No member of the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Board shall be liable for any act or omission of any other member of the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such member’s duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, and (iii) any transaction from which the member derived an improper personal benefit.

In addition to such other rights of indemnification as he may have as a member of the Board, and with respect to the administration of the Plan and the granting of Awards under it, each member of the Board shall be entitled without further action on his part to indemnification from the Company for all expenses (including the amount of any judgment and the amount of any approved settlement made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards under it in which he may be involved by reason of his being or having been a member of the Board, whether or not he continues to be such member of the Board at the time of the incurring of such expenses; provided, however, that such indemnification shall not include any expenses incurred by such member of the Board: (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board; or (ii) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Board unless within five days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member of the Board would be entitled to as a matter of law, contract or otherwise.

5. Eligibility.All employees of the Company or its subsidiary Affiliates (who may also be officers or directors of the Company or its Affiliates) shall be eligible to receive Stock Awards, Stock Appreciation Rights, Restricted Stock Awards or Restricted Stock Units and Options hereunder, and such Options may be either ISOs or Nonqualified Options. All non-employee directors of the Company and all consultants or advisory board members providing services to the Company shall be eligible to receive Nonqualified Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Awards and Restricted Stock Units hereunder. All employees of the Company’s parent Affiliates (who may also be officers of the parent Affiliate) shall be eligible to receive grants of Stock Awards.) The Board, in its sole discretion, shall determine whether an individual qualifies as an employee, consultant or Recipient. A Recipient may receive more than one Award of Options, Stock Appreciation Rights, Stock Awards, Restricted Stock or Restricted Stock Units. No member of the Board shall vote as a member of the Board with respect to the grant of any Award to himself or herself, except in the case when grants are being made to all similarly situated Board members on the same terms and conditions. In cases in which abstention is required by the foregoing sentence, the affirmative vote of a majority of the remaining members of the Board (or of the sole remaining member of the Board) shall constitute the action of the Board.

6. Shares Available for Awards. Except as provided in Section 12, the aggregate maximum number of shares of Common Stock (the “Shares”) that may be issued pursuant to the Plan is three hundred thirty-one thousand five hundred eighty-one shares (331,581) (the “Reserved Shares”). On the 1st of December of each year, the number of Reserved Shares shall increase by an amount equal to five percent (5%) of the Company’s issued and outstanding capital stock, or such lower amount as determined by the Board in its sole discretion. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires, lapses, terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of Options granted under the Plan, related Stock Appreciation Rights are exercised. With respect to Stock Appreciation Rights that are settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Recipient upon the exercise of the Stock Appreciation Rights shall count against the number of Shares issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) shall not reduce Shares available under Plan. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under this Plan and shall not reduce the number of Shares available under this Plan, except as required by the rules of any applicable stock exchange.

7. Option Shares. SAR Shares and Stock Award Shares. Options granted pursuant to the Plan shall be evidenced by Option Documents in such form as the Board shall from time to time approve, which Option Documents shall specify whether the Option is intended to be an ISO or a Nonqualified Option for federal income tax purposes. An Option shall only be an ISO to the extent it does not exceed the limitation set forth in subsection 7(c) below, is described as an ISO in the Option Document, and is granted to a person who is an employee of the Company or an Affiliate on the Grant Date. All Option Documents shall comply with and be subject to the following terms and conditions and with any other terms and conditions (including vesting schedules for the exercisability of Options) the Board shall from time to time provide that are not inconsistent with the terms of the Plan.

a. Option Price. Each Option Document shall state the “Option Price” at which Option Shares may be purchased, which in no event shall be less than the Fair Market Value of the Common Stock on the Grant Date, provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(b) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the

Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Option Shares on the Grant Date.

b. Medium of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Option Document may provide and in accordance with such other procedures for the exercise of Options as the Board may establish from time to time. The method or methods of payment of the Option Price to be paid upon exercise of an Option shall be determined by the Board and set forth in the Option Document, and may consist of (i) cash, (ii) certified check payable to the order of the Company, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) shares of Common Stock previously acquired by the Optionee, as permitted in the discretion of the Board, (v) reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate Option Price at the time of exercise (a so-called “cashless exercise”), or (vi) such other mode of payment as permitted for the issuance of shares under the Pennsylvania Business Corporation Law, as amended, and approved by the Board, or any combination of the foregoing methods of payment. Payment of the Option Price by a method other than cash shall be subject to such restrictions and limitations as set forth in the Option Document.

c. Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. In no event shall the aggregate Fair Market Value of the Option Shares (determined on the Grant Date) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive equity plans of the Company or its Affiliates) exceed $100,000.

d. Issuance of Option Shares. Subject to the provisions of this Section 7, the Company shall effect the issuance of Option Shares purchased under an Option as soon as practicable after the exercise thereof, payment of the Option Price thereof and compliance with any requirements for the withholding of income taxes. No Recipient or other person exercising an Option shall have any of the rights of a shareholder of the Company with respect to Option Shares purchased as a result of such exercise until due exercise and full payment has been made and the requirements of Section 7 have been satisfied. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased.

e. Termination of Options. No Option shall be exercisable after the first to occur of the following:

(i) Expiration of the Option term specified in the Option Document, which shall not exceed ten years from the date of grant (or, in the case of an ISO, five years from the date of grant if, on such date the Optionee owns, directly or by attribution under section 424(b) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate).

(ii) Expiration of one year from the date the Optionee’s employment with the Company or its Affiliates terminates by reason of the Optionee’s Disability or death.

(iii) Expiration of three months (or such shorter period as the Board may select) from the date the Optionee’s employment with the Company or its Affiliates terminates, unless such termination was due to Disability, death or termination for Cause.

(iv) Immediately upon the date the Optionee’s employment or service with the Company or its Affiliates terminates, if the Board finds, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment or service with the Company or an Affiliate for Cause. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price.

(v) The date, if any, set by the Board under terms specified in an Option Document to be an accelerated expiration date in the event of a “Change in Control” (as defined in Section 9 below), provided an Optionee who holds an Option is given advance written notice.

f. Extension of Time to Exercise. The Board may, if it determines that to do so would be in the Company’s best interests, provide in a specific case or cases to extend the period of time that a Nonqualified Option may be exercised by Optionee whose employment with the Company and its Affiliates has terminated, provided that the time to exercise an Option shall in no event be extended beyond the original term of the Option as set forth in subsection 7(e)(i).

g. Sale or Reorganization. If the Company is merged or consolidated with another corporation, or if the property or stock of the Company is acquired by another corporation, and if the Options are not accelerated as provided in subsection 7(e) above, the Board shall be authorized to substitute the Options issued under the Plan with options to acquire stock of the merged, consolidated or acquiring corporation, which substitution of options shall comply with the requirements of sections 424(a) and 409A of the Code.

h. Transfers.No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the Optionee, such ISO may be exercised only by him.

i. Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Board shall deem advisable.

j. Amendment.Subject to the provisions of the Plan, the Board shall have the right to amend Option Documents issued to Optionee, subject to the Optionee’s consent if such amendment is adverse to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 12.

8. Restricted Stock and Restricted Stock Units. The Awards granted under this Section 8 are subject to such restrictions as the Board may impose (including, without limitation, any limitation on the right to vote shares underlying Restricted Stock Units or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate. Such Awards will be evidenced by an agreement containing the terms of the Awards, including, but not limited to: (i) the number of shares of Restricted Stock or Restricted Stock Units subject to such Award; (ii) the purchase price, if any, of the shares of Restricted Stock or Restricted Stock Units and the means of payment for the shares of Restricted Stock or Restricted Stock Units; (iii) the Performance Goals, if any, and level of achievement in relation to the Performance Goals that shall determine the number of shares of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested; (iv) such terms and conditions of the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined from time to time by the Board; (v) restrictions on transferability of the Restricted Stock or Restricted Stock Units; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Board. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

a. Without limiting the foregoing, and except as otherwise revised in the Award agreement documenting a service-based Restricted Stock Unit Award (“RSUs”), the following general rules will apply to outstanding RSUs at the time of Separation from Service:

(i) In the event of Separation from Service for Cause, all outstanding RSUs will immediately terminate and be forfeited.

(ii) In all other events of Separation from Service, to the extent not previously paid, the Recipient shall be paid any vested RSUs in accordance with the payment provisions of Section 8(c), and all unvested RSUs shall immediately terminate and be forfeited.

b. Any Restricted Stock Award or Restricted Stock Units may be evidenced in such manner as the Board may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares underlying a Restricted Stock Award, such certificate will be registered in the name of the Recipient and bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares.

c. Restricted Stock Awards and Restricted Stock Units shall (subject to satisfaction of any purchase price requirement) be transferred or paid to the Recipient as soon as practicable following the Award date or the termination of the vesting or other restrictions set forth in the Plan or the Award and the satisfaction of any and all other conditions of the Award applicable to such Restricted Stock Award or Restricted Stock Unit (the “Restriction End Date”), but in no event later than two and one-half (2 1/2) months following the end of the calendar year that includes the later of the Award date or the Restriction End Date, as the case may be. In the event a Recipient terminates service with the Company due to a Disability, then the Recipient’s vested Restricted Stock Units shall be paid to the Recipient within thirty (30) days of the Board’s determination of Disability. Notwithstanding any of the foregoing, to the extent that the provisions of any Restricted Stock Units require, distributions of stock under circumstances that constitute a “deferral of compensation” shall conform to the applicable requirements of Section 409A of the Code, including, without limitation, the requirement that a distribution to a Recipient who is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) which is made on account of the specified employee’s Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service.

9. Change of Control. Unless otherwise provided in a Recipient’s employment or service agreement, in the event of a Change in Control (as defined below), the Board may take whatever action with respect to Awards it deems necessary or desirable, including, without limitation, accelerating the vesting of an Award, terminating an Award or redeeming an Award. If Options or Stock Appreciation Rights granted pursuant to the Plan are accelerated, such Options and Stock Appreciation Rights shall become immediately exercisable in full.

a. Unless otherwise defined in a Recipient’s employment agreement, a “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

(i) Any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act or any successors thereto) becomes the “beneficial owner” (as that term is used in Section 13(d) of the Exchange Act or any successor thereto), directly or indirectly, of 50% or more of the Company’s capital stock entitled to vote in the election of directors, excluding any “person” who becomes a “beneficial owner” in connection with a Business Combination (as defined in paragraph (iii) below) which does not constitute a Change in Control under said paragraph (iii);

(ii) Persons who on the effective date of the plan of reorganization of the Company (the “Commencement Date”) constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof; provided that, any person becoming a director of the Company subsequent to the Commencement Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors; but provided further that, any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(iv) the liquidation or dissolution of the Company.

In addition, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a change in ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

10. Grant of Stock Appreciation Rights.

a. General.The Board shall have authority to grant Stock Appreciation Rights under the Plan. Subject to the satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or any Stock Appreciation Right Agreement, a Stock Appreciation Right shall entitle the Recipient to surrender to the Company the Stock Appreciation Right in exchange for SAR Shares, cash or a combination thereof as herein provided, in the amount described in Section 10(c)(ii) hereof.

b. Grant.Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan (“Tandem SARs”), in which case the exercise of the Stock Appreciation Right shall require the cancellation of a corresponding portion of the Option, and the exercise of an Option shall result in the cancellation of a corresponding portion of the Stock Appreciation Right. In the case of an Nonqualified Option, Tandem SARs may be granted either at or after the time of grant of such Option and provided the Stock Appreciation Right satisfies conditions under Treas. Reg. § 1.422-5(d)(3). In the case of an ISO, Tandem SARs maybe granted only at the time of grant of such Option. A Stock Appreciation Right may also be granted on a stand-alone basis. The grant of a Stock Appreciation Right shall occur as of the date the Board determines. Each Stock Appreciation Right granted under this Plan shall be evidenced by a Stock Appreciation Right Agreement, which shall embody the terms and conditions of such Stock Appreciation Right and which shall be subject to the terms and conditions set forth in this Plan.

c. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Board, including the following:

(i)Period and Exercise. The term of a Stock Appreciation Right shall be established by the Board. If granted in conjunction with an Option, such Tandem SAR shall have a term which is the same as the term for the Option and shall be exercisable only at such time or times and to the extent the related Options would be exercisable in accordance with the provisions of Section 7 of the Plan. A Stock Appreciation Right which is granted on a stand-alone basis shall be for such period and shall be exercisable at such times and to the extent provided in the Stock Appreciation Right Agreement. Stock Appreciation Rights shall be exercised by the Recipient’s giving written notice of exercise in form satisfactory to the Company specifying the portion of the Stock Appreciation Right to be exercised.

(ii)Amount. Upon the exercise of a Tandem SAR, a Recipient shall be entitled to receive an amount in cash, SAR Shares, or both, as determined by the Board or as otherwise permitted in the Stock Appreciation Right Agreement, equal in value to the excess of the Fair Market Value per share of an Option Share at the exercise date over the Option Price of such Option Shares multiplied by the number of Option Shares in respect of which the Stock Appreciation Right is exercised. In the case of a Stock Appreciation Right granted on a stand-alone basis, the Recipient shall be entitled to receive an amount in cash, SAR Shares, or both, as determined by the Board or as otherwise permitted in the Stock Appreciation Right Agreement, equal to the value in excess of the Fair Market Value of the Common Stock on the date of exercise of the Stock Appreciation Right over the initial basis of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement which shall be at least the Fair Market Value of the Common Stock on the date of grant.

(iii) Non-transferability of Stock Appreciation Rights. Tandem SARs shall be transferable only when and to the extent that the related Option would be transferable under the Plan unless otherwise provided in an agreement. No other Stock Appreciation Rights granted hereunder may be other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order.

(iv)Termination. Tandem SARs shall terminate at such time as the related Option would terminate under the Plan, unless otherwise provided in an agreement as to a Nonqualified Option. All other Stock Appreciation Rights shall terminate as provided in the Stock Appreciation Right Agreement. No Stock Appreciation Right shall terminate more than ten years from the Grant Date.

(v)Incentive Stock Option. A Stock Appreciation Right granted in tandem with an ISO shall not be exercisable unless the Fair Market Value of the Common Stock on the date of exercise exceeds the Option Price. In no event shall any amount paid pursuant to the Stock Appreciation Right exceed the difference between the Fair Market Value on the date of exercise and the Option Price.

11.Grant of Stock Awards. Stock Awards will consist of shares of Common Stock transferred to Recipients, without payment or other consideration therefor. Stock Awards shall be subject to such terms and conditions as the Board determines appropriate, including without limitation, restrictions on sale or other disposition of such Stock Award Shares, and the rights of the Company to reacquire such Stock Award Shares upon termination of Recipients employment with the Company within specified periods, whether for Cause or otherwise.

12.Adjustments on Changes in Common Stock. In the event that any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company affects shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, the Board shall make such equitable adjustments in any or all of the following in order to prevent such dilution or enlargement of rights: the number and kind of shares or other property available for issuance under the Plan (including, without limitation, the total number of shares available for issuance under the Plan pursuant to Section 6), the number and kind of Awards or other property covered by Awards previously made under the Plan, and the exercise price of outstanding Options and Stock Appreciation Rights. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan provided that no adjustment shall be made which will cause an ISO to lose its status as such or will cause any Option or Stock Appreciation Right to lose its status as exempt from Code Section 409A. Any adjustments made under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding any Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

13. Amendment and Termination of the Plan. The Board may terminate the Plan at any time, or amend the Plan from time to time in such manner as it may deem advisable. Notwithstanding the foregoing, any amendment which would change the class of individuals eligible to receive an Award, extend the expiration date of the Plan, or increase the maximum aggregate number of shares of Common Stock available for issuance under the Plan will only be effective if such action is approved by a majority of the outstanding voting stock of the Company within twelve months before or after such action.

14.Continued Employment. The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Recipient in the employ of the Company or an Affiliate, as a member of the Board, as an independent contractor or in any other capacity, whichever the case may be.

15.Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer an Award, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Award or (b) take whatever action it deems necessary to protect its interests, including the right to deduct the amount required to be withheld from any payment of any kind otherwise due to the Recipient. If and to the extent permitted by the Board, a Recipient may satisfy applicable withholding requirements by the delivery to the Company of previously held shares of Common Stock or the withholding of Awards otherwise issuable to the Recipient.

16. General.

a. Effective Date. The Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier.

b. Other Plans. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the awarding of equity incentives otherwise than under the Plan. Unless otherwise provided by the Board in a written agreement between the Recipient and the Company or an Affiliate, except as may otherwise be provided for under a pension or welfare benefit plan subject to ERISA, the amounts deemed paid to a Recipient under the Plan shall not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan, program or policy of the Company or any Affiliate.

c. Governing Law. The validity, construction, interpretation and effect of the Plan and Award agreements issued pursuant to the Plan shall be governed and construed by, and determined in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

17. Compliance with 409A and ISO Requirements.

a. Exemption from and Compliance with 409A. The Board shall administer, construe, and interpret the Plan, and exercise its authority and discretion, so that all Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Awards or Restricted Stock Units granted under the Plan satisfy the requirements for an exemption from or comply with Code Section 409A and that Options intended to be ISOs are eligible for that tax treatment. Notwithstanding any provision of this Plan to the contrary, all rights under this Plan shall be designed and administered to be exempt from Section 409A of the Code. To the extent that the Board or any governmental agency determines that any rights hereunder are subject to Section 409A of the Code, this Plan shall incorporate (or shall be amended to incorporate) the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(l) of the Code.

b. Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan, any Option Document, any Stock Appreciation Right Agreement, or terms of any Stock Award or Restricted Stock Unit in any respect the Board deems necessary or advisable to provide the Recipient with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to ISOs or to avoid additional income taxes and other consequences arising from nonqualified deferred compensation that is not exempt from or that does not comply with Code Section 409A and/or to bring the Plan and/or the Option, Stock Appreciation Right, Stock Award or Restricted Stock Unit granted under it into compliance with or qualification for exemption from Code Section 409A or, as to ISOs, eligibility for ISO tax treatment.

c. No Obligation. Notwithstanding any other provision of the Plan, any Option Document, any Stock Appreciation Right Agreement, or terms of any Stock Award or Restricted Stock Unit the Company, any Affiliate, the Board, or any of their employees or agents, (i) shall have no obligation to take any action to prevent the assessment of any additional income tax, excise tax or penalty on any Recipient because of Code Section 409A and (ii) shall have no such liability to any Recipient for any such taxes or penalty.

BAUDAX BIO, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/01/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BXRX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/01/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01) Andrew Drechsler 02) Gerri Henwood The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the 2023 fiscal year. 3. Amended and Restated 2019 Equity Incentive Plan to increase the number of shares of our common stock available for issuance. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com BAUDAX BIO, INC. 2023 Annual Meeting of Shareholders June 2, 2023 - 9:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Gerri Henwood and Jillian Dilmore, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BAUDAX BIO, INC. that the undersigned is entitled to vote at the 2023 Annual Meeting of Shareholders to be held virtually at 9:00 AM, EDT, on June 2, 2023 via www.virtualshareholdermeeting.com/BXRX2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side